As filed with the Securities and Exchange Commission on
                        August 13, 1999

                          Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                             FORM 10

           GENERAL FORM FOR REGISTRATION OF SECURITIES

             Pursuant to Section 12(b) or (g) of the
               Securities Exchange Act of 1934

                      EUROSOFT CORPORATION
       (Exact name of registrant as specified in its charter)

FLORIDA                                        22-3538310
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification No.)

    703 LUCERNE AVENUE, SUITE 201, LAKE WORTH, FLORIDA 33460
           (Address of principal executive offices)

Registrant's telephone number, including area code (561) 540-5886

Securities to be registered pursuant to Section 12(b) of the Act:
None

Title of each class             Name of each exchange on which
to be so registered             each class is to be registered
       N/A                                  N/A

Securities to be registered pursuant to Section 12(g) of the Act:
            Common Stock, par value $0.0001 per share

                       (Title of class)

Certain statements made in this registration statement are not based on historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect the reasonable judgment of EuroSoft Corporation ("EuroSoft" or "We") with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

ITEM 1.  BUSINESS.

INTRODUCTION

Headquartered in Lake Worth, Florida, we presently have 3 European subsidiaries which are all involved in the information technology area and 1 United States subsidiary which is presently inactive. The first European subsidiary, NewSoft GmbH, is a German corporation that operates as a systems integrator, information technology consultant and a distributor of leading edge software products in the datacenter security area. The second European subsidiary, Millennium Three Solutions Limited is a Northern Ireland company. It offers to its clients specialist Risk Assessment and information technology services. For the past 2 years, it has devoted a significant amount of time assisting its clients in achieving Year 2000 data compliance. It is also developing a legal software product, distributes an information and document management software product and a mainframe security product. The third European subsidiary, Do it-Development International Oy is an international consulting company that focuses on the sustained development of the client organization. Its mission is to develop behavior and management together with the systems and methods, so that the work increases individual and organizational performance. The United States subsidiary, Sicor, Inc. was organized as an information technology company. It presently is inactive.

As the Internet develops and moves away from the pioneer age, the sweeping transition of the Internet from an information platform to a medium for e-commerce is well under way. Web sites are no longer perceived just for informational content or to simply establish Internet presence. In order to fully capitalize on the opportunity that the Internet represents, today's companies require implementation of a proven Internet promotional strategy to maintain traffic and develop sales. In order for companies to fully realize the potential of the Internet, companies must effectively market their web sites beyond standard prints and media advertising. Our subsidiaries intend to capitalize on the Internet growth.

FORMATION

We were formed in Florida on September 16, 1997 under the name
Strategic Information Management Incorporated. On July 11, 1998, we filed an amendment to our incorporation document to change our name to EuroSoft Corporation.

SUBSIDIARIES

1.  Millennium Three Solutions Limited

      a.     Company Background

Millennium Three Solutions Limited ("MTS") was established by Brian Doherty and Elaine Doherty. MTS is a specialist computer services and consulting company and has for the past two years devoted much time assisting organizations around the World to achieve Year 2000 date compliance by January 2000. MTS offers Specialist Consulting, Software Development and Information Technology ("IT") Services. MTS has devoted extensive time and effort over the past two years to establishing an Internet Web-site development and E-Commerce department, with considerable success. Many large public organizations are already established clients.
MTS is an accredited IBM and Compaq Business Partner and is able to supply a comprehensive range of Software tools, Managed Services and Software Development Services.
As Year 2000 approaches MTS continue to offer a unique solution for the problem as it relates to "Embedded Systems" and large networks. All analysis and remediation work is conducted within a well proven and tested Year 2000 methodology. As a result, we have developed a pragmatic approach to addressing both IT and Non-IT Year 2000 business survival. This framework, together with our own experience in a variety of business functions (manufacturing, sales, distribution, finance), working with many international organizations has proven invaluable in assisting our extensive client base.

2. Products and Services

LAW PLUS is an exciting product development from MTS.
Law Plus  is a powerful, easy to use, flexible legal case
management software.  It is a comprehensive Case
Management tool which permits effortless collation of
accurate client information.   Accurate monitoring of
deadlines and secure conflict checking are among many powerful features it contains. Law Plus is Windows compatible and operates on a standalone or network environment. Law Plus integrates fully with Microsoft Office and Word Perfect.

PEOPLE PLUS is a complete Year 2000 compliant Human Resources system. The formal Year 2000 project need not be a bottomless pit into which business casts large sums of money for no apparent return. MTS seek to inform clients of the collateral benefits to be accrued from such an exercise. Organizations can use Year 2000 to improve business practices, which will in turn increase efficiency and competitiveness. An ideal example is the introduction of a computerized Human Resource Management solution, which would assist companies in the following ways:

 .     Improved recruitment methods.
 .     Better training procedures.
 .     Fast access to key employee information.
 .     Structured health and safety practices.
 .     FEC (Fair Employment Commission), Report Generation

People Plus assists in the management process by providing personnel professionals with information to nurture the total Human Resources strategy of their organization, offering Human Resource professionals a complete computerized personnel information system.

People Plus improves communications between departments and encourages effective human resource decision making. People Plus serves to significantly improve efficiency together with providing up to the minute information regarding all aspects of the workplace. This unique software solution may be purchased in individual modules or as a total integrated system. Based on Microsoft Windows Technology, the user friendly Windows environment provides the interface for People Plus.

System 400 is a System Administration/Clean Management tool-set combining a comprehensive systems administration and clean management tool set specifically tailored for the AS/400 platform. IT professionals gain valuable time saving features during general administration tasks and preparing for a Year 2000 or EMU project.

OCTDATE is a powerful software tool designed to give users the ability to deal with the Year 2000 problem. OCTDATE represents a cost effective IBM mid range conversion solution that takes the users through the automated stages of a Year 2000 project. Although designed to be flexible, OCTDATE has a robust, structural approach that allows project leaders to work according to their own parameters.
Check2000 PC/Server helps establish which PC's within organizations are running programs that are capable of generating non-compliant data. In addition to providing a comprehensive audit of software applications, Check 2000 performs a number of BIOS (basic input/output systems) checks.

Check 2000 Client Server version provides master workstations with a comprehensive report, listing the risks associated with impact of Year 2000 on PC's and application software. Check 2000 provides practical advice and guidance on how to best deal with these issues.

INVU is an information and document management software system. Invu quickly organizes and manages all forms of documents, faxes and e-mail from the desktop. Invu offers fast and simple retrieval, robust functionality, quick return on investment, ease of integration and can be customized to meet the needs of a client's business.

NETPLAN 2000 helps establish which PC's within organizations are running programs that are capable of generating non-compliant data. In addition to providing a comprehensive audit of software applications, NETPLAN 2000 performs a number of BIOS (basic input/output systems) checks. NETPLAN also provides master workstations with a comprehensive report, listing the risks associated with the impact of Year
2000 on PC's and application software. NETPLAN also provides practical advice on how to best deal with these issues.

ANALYSIS and CONSULTING SERVICES

MTS offers an analysis service for customers who have purchased the appropriate software licenses. An MTS consultant will conduct a systems analysis of each IS
Environment and recommend the most appropriate way forward for the business.

TRAINING SERVICES

MTS offers a complete program of IT training services, targeted at those organizations who have embarked upon significant change within their organizational structure. The degree of MTS involvement in this instance can vary from training to hand holding or complete project management.
As Year 2000 approaches, MTS continues to offer Year 2000 training in Embedded Systems; Assess and Manage; Year 2000 and the Desktop.

3.  Number of Employees

MTS currently employs 11 people including management. The following table describes the breakdown of employees along with the proposed increases for future operations.

               Current 1999    September1999  December1999
               ------------    -------------  -------------
Management         3                           1
Directs            5              2            2
Indirects          3              2            2
Total             11             13           18

Directs refers to those technical staff involved directly with IT services and software development. Indirects refers to those administration staff and sales and marketing.

4.  Organizational Chart

                  Organizational  Chart

5.  Markets

The Markets for MTS' products are as follows:

Number of Employees           Current          Projected
------------------------      -------          ----------
                               11                 18
Market (% sales )
N'Ireland                      40%                10%
Republic of Ireland            20%                20%
Britain                         0%                20%
Other                          40%                50%

6.  Rationale for Company Development Program

The rationale for the program is to develop all employees by using a more structured approach to training and development therefore ensuring that MTS is best equipped to compete in the highly competitive environment of information technology.

MTS recognizes that to fully take advantage of the market opportunities in the United Kingdom, Ireland and Mainland Europe, South Africa, Australia and the USA, additional human resources need to be recruited to provide innovative development /creative solutions. It is the intention of MTS to build a European sales channel and offer a dedicated technical support center based in Derry, Northern Ireland to service customers and resellers throughout Europe.
MTS considers that, in order to maximize market opportunities and grow its business in export markets, a more structured approach needs to be adopted to business planning, new business development and staff development and training. The firm has a committed management team with the vision and the enthusiasm to exploit opportunities and pursue a market led growth strategy.

To enable MTS to meet the needs of its potential customer base, it is essential that MTS develop its current employee base and expand its capacity. To do so will involve investment in equipment and the recruitment and structured training of new and existing staff.

7.  Company Performance & Future Projections

The financial year of MTS is December 31.  The financial
details of MTS (in Sterling Pounds) are as follows:
                                 Y.E. 12/31/98
                                 Actual
                                pound sterling
 Sales Turnover                    288,061
Pre-tax Profits                    -18,638
Salaries & Wages                   161,148

MTS has shifted its focus from hardware to the products and services. This move, essentially into software, will result in increased turnover in the current year. Next year the company conservatively expects turnover to rise to approximately 3.750m (pounds). Profitability of the firm will increase in the current year but will rise significantly next year. However, these projections are all based on the company having a trained and dedicated workforce.

8.  Average Hourly Rates

     Management    20.00(pounds)
     Indirects      7.06(pounds)
     Directs        7.24(pounds)

9.  Current Training Practice

Training is an area of concern for management. Management is aware that improving the skills and knowledge of employees is essential if MTS is to satisfy demanding customers in rapidly changing markets. Management is aware that a structured approach to training and training evaluation will be an asset that will enhance the company's development in the future, producing clear business benefits, which in turn will create business success.

10.  MTS Commitment

An MTS objective is to introduce a more structured approach to training and development for both management and employees that will result in a team of skilled and professional personnel who will have the ability to deliver a quality service.

MTS is committed to providing training, which will develop the skills of the workforce giving them a competitive edge, enabling the production of a quality product and resulting in the development of existing markets. Management realizes the importance of training and development and is also proposing to determine a management development program.
The introduction of training and development is linked closely to the company's business objectives and future development. MTS is determined to provide a more structured approach to training and aims to build on this in the future.

11.  MTS Case for T & EA (Training &Employment Agency)

     Support

The assistance from the T&EA will allow the company to implement a sound training program for all employees including management. In the past the company has carried out an ad-hoc system of training where it was required. The proposed system has enabled management to examine their priorities for training and the impact it will have on the overall business objectives.

The company's portion of training and development will be met from funding from outside investment and profits.
The company has identified a training need for all employees over the next two years and beyond as new software projects evolve. As this happens, the company needs to become more competitive and professional in our approach to all aspects of our business. However without assistance from the T&EA the company considers that due to the considerable cost of training, it could only be provided when it is needed in an ad hoc manner. Therefore, financial assistance would stabilize the company and prepare it and its employees for the competitive challenges that lie ahead. Furthermore management considers that a more structured approach to training will benefit the company's long term objectives.

12. Company Development Plan (Summary)

              Millennium Three Solutions Ltd.

Planned Business Results
------------------------

To establish sales turnover to 1,250,000 (pounds) in the current year.

Performance Improvement Indicators
----------------------------------

To increase the pre-tax profits from pound sterling-18k in the year ended December 31,1999 to approximately pound sterling 150k in the current financial year.

To increase the number of employees from 11 currently to 18 in the coming year.

To introduce a structured training program for all employees.

To seek recognition of  IIP (Investors In People) by June
2000.

IIP is the National standard which sets the level of good practice for the training and development of people to achieve business goals. IIP has a clear business purpose. The standard provides the basis for a continuous improvement cycle which helps make the organization more productive and internationally competitive.

IIP enables both individuals and organizations to develop and to experience major benefits including:

 .     Skilled, committed and flexible employees.
 .     Increased quality and productivity.
 .     More satisfied customers.
 .     Increased turnover and profit.
 .     Improved staff morale and motivation.
 .     Low staff turnover.
 .     Increased staff loyalty.
 .     Public recognition.

Increased Skills and Competence Indicators.
-------------------------------------------

To develop the skills of management in:
Management Skills; PC Skills; E- Commerce; Sales/Customer
Care; Business Skills Training.

To develop the skills of in-directs in:
Administrative Skills; Sales/Customer Care; E- Commerce;
Business Skills Training.

To develop the skills of directs in:
Programming/Databases; PC Skills; E- Commerce; Technical
Skills; Business Skills Training.

To introduce the concept of IIP and seek recognition by June
2000.

13.   Eligible

Costs

     Group       Wages       Wages      Course      Travel/&      Other     Total
                 On/job      Off/job    Fees        Subsistence   Costs
     ------      ------      -------    ------      -----------   ------    ------
Management                   11,197.20    6,878.45                         18,075.65
Directs                       7,891.20   11,407.47    368.00               19,298.67
Indirects                     7,728.17    6,986.59                         15,082.76
Total                        26,816.57   25,272.51    368.00               52,457.08

14.Proportion of time spent on training over 2 years

Group            (a)             (b)          (c)           (d)          (e)
                  Numbers to      Working      On/job       Off/job      (c) + (d)
                  be trained      Days         Training     Training     as % of (b)
                  ----------      ---------    --------     ---------    ----------
Management          3               428                       141
Indirects           3               428                       156
Directs             5               428                       198
Total              11              1284                       495

2.     DO IT   DEVELOPMENT INTERNATIONAL OY

DO IT   Development International Oy ("Do It") was incorporated
under the laws of Finland. DO IT's executive offices are located in Helsinki, Finland.

MISSION AND VALUES

DO IT is an international consulting company that focuses on the sustained development of the client organization. The mission is to develop behavior and management together with the systems and methods, so that the work increases individual and organizational performance.

DO IT creates an environment where innovation is a requirement, not a surprise. The client staff are professionals in their business, DO IT will help them achieve permanent development in implementing their skills in new ways and directions. It is only by gaining knowledge of the client's organization and understanding their objectives that DO IT can plan and successfully help them achieve their vision.

BUSINESS

Particularly in the consulting business, the overhead increases much slower than the profit when business volume is increased. DO IT has passed the initial stage, proving it can produce value to the client, as most of the clients are very satisfied, even after some time. However, more volume and thus growth is required in order to make the company more profitable.

DO IT's business development strategy is to expand its existing operations through internal growth, through present and new businesses. This is the primary reason for searching international ownership and background. It may also consider the acquisition of other assets or businesses. During 1998 DO IT employed 4 people: 3 full time employees and a part time accountant. Growth and increased production of services requires more professional staff. As of the summer of 1999, the employees are 4. One of the employee's costs has been covered by a European Union sponsored project during 1998 and 1999. The part time accountant is employed jointly with another company.

For the year ended December 31, 1998, management consulting and human resources development operations provided the company's revenues. At the same time the company was strongly investing in IT related products and management services, especially Year 2000 consulting.

In April 1999 the company launched its own proprietary methodology for an inexpensive, yet fast and efficient Year 2000 analysis and preparation aimed for medium and large organizations. It was first sold and tested with United Arab Shipping Company (UASC), the largest in its business in the Middle East area (UASC is jointly owned by the six Persian Gulf states and headquartered in Kuwait). Other contracts were signed with Nokia and Helsinki City Metro System. The new business and established position will be used in order to create a stable client base in the Middle East.
Examples of the services and products provided:

STRATEGIC MANAGEMENT CONSULTING

Vision Creation
Strategy Process
Values Management
Change Management
Strategy Implementation
Leadership Skills Development
MANAGEMENT PRODUCTIVITY INCREASE
Management Audits
Organization Development
Leadership Training
Executive Coaching
Management Teams
Team Building
Compass

CLIENT FOCUS DEVELOPMENT

Market Research
Audits & Surveys
Customer Service
Training

MARKETING MANAGEMENT DEVELOPMENT

Marketing Information System
Research Warehouse
Marketing Strategy
Product Management
Business to Business Marketing
Change Management
Corporate Communications
Advertising & Media

SALES DEVELOPMENT

Sales Management Development
Sales Force Training
Individual Coaching
Helping Clients Prosper
Key Account Management
Presentation Skills

SEARCH & SELECTION

Search
Selection
Simulator
Compass
Evaluation
Team Building
YEAR 2000 CONSULTING AND SERVICES
Consulting
Technical Analysis
Rectification
   - All Languages
   - Embedded Systems

DO IT CLIENTS

The DO IT client base is very wide. There are major references from several industries:

Pharmaceutical
Shipping
Telecommunications
Finance
Insurance
IT
Consulting
Government services
Manufacturing

PROPERTY

DO IT has no real property.

LEGAL PROCEEDINGS

DO IT has a litigation pending against its former employee and his new employer for a breach of contract. Helsinki City District
Court ruled partly in favor of DO IT in November 1998. Both parties have appealed to the Helsinki Court of Appeal.

CHANGES IN ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has changed its Certified Public Accountant for its reporting requirements in Finland after fiscal year 1997, when the shareholders resolved to hire an international firm, Ernst & Young. Also, the qualifications of the CPA were upgraded from HMT to KHT, which is the highest level, approved for the largest public companies in Finland. In the Finnish accounting system, the CPA has to be highly qualified and accredited as the financial institutions and government authorities respect his review and depend on his Audit Statement.

DIRECTORS

The Board of Directors consists of Mr. Kari Sarvanto.

EXECUTIVE OFFICERS

The Managing Director is Kari Sarvanto, born 1961, appointed when the Company was founded.

Mr. Sarvanto has experience as an Officer in the Navy, as a business executive and as a management consultant. He has helped companies in several countries with top management and strategy issues. Industries he has worked with include pharmaceuticals, consumer marketing, information technology, finance and government. He was recently involved in a global product development and sales strategies development of Pfizer, Inc. Mr. Sarvanto has experience in real-time IT-based management systems from both military and civilian applications since 1986, and he has worked with business Executive Information Systems development both as a client and as a management consultant.

Mr. Sarvanto is a graduate of the Naval Academy with leadership and strategy as majors and with studies in the University of Helsinki. His present rank is Lieutenant Commander. He has studied both Law and Economics in the University of Turku.
Mr. Sarvanto is an authorized member of the LJK, the Association of Management Consultants, which is a member of FEACO. Mr. Sarvanto was elected LJK board of directors in 1998. He serves as Chairman for the French-Finnish Chamber of Commerce, and is a member of the Strategic Management Society.

EXECUTIVE COMPENSATION

The Managing Director's salary according to his employment contract, 30,000 FIM per month plus normal employee benefits.

3.     NewSoft GmbH

Company Profile

NewSoft GmbH is a system integration and consulting organization as well as a distributor of leading edge software products in the datacenter security area. Currently we also are very successfully conducting projects to analyze integrated electronically controlled systems - known as "Embedded Systems, Embedded Chips" - of major companies throughout Europe. During such projects we do not only create inventories of existing embedded systems, we also provide rectification and repair services to make devices Year 2000 compliant.

NewSoft GmbH was founded in Germany and became a wholly owned subsidiary of EuroSoft Corporation (OTC BB: ERST), when Eurosoft acquired all of the issued and outstanding shares of NewSoft. NewSoft GmbH's special quality lies in excellent contacts and cooperation with software vendors, software service providers, consulting firms and system integrators throughout Germany, Europe, North America, South Africa and includes one of the top Indian offshore development companies. These contacts give us the ability of short reaction to customer demands, including but not limited to, short term recruiting of big project teams for software projects of every kind and complexity.

Management

The Managing Director of NewSoft GmbH is Jorg Zimmermann. After graduating with a degree in Economics his experience comes from more than 15 years in sales at various hardware and software companies. His main activities in NewSoft GmbH are marketing and sales. Mr. Zimmermann was previously employed by Legent for more than four years prior to Computer Associates acquiring such company.

Technical Director for NewSoft GmbH is Nigel Kaufman. He is responsible for all technical activities and his experience is drawn from over 20 years in the computer business mainly at software companies and as a systems programmer. He was also last employed by Legent for over three years prior to Computer Associates acquiring such company.

Philosophy

The philosophy of NewSoft GmbH is distinctly customer oriented. Quick, competent and dependable support for all customers and prospects is our principle. As for the products and services we offer, we continuously observe the market place, with the view to offering only well chosen products of the highest quality to enhance the current range of services/products. We also attempt to concentrate on the system management sector and the services thereby involved.

Areas of Operation

NewSoft GmbH operates in Germany, Austria and the German speaking part of Switzerland. In conjunction with AVM SYSTEMS based in Italy, we are able to extend the products and services to cover
Italy as well.

1.  Year 2000

Existing projects are Year 2000 related, and have brought revenue of approximately $900,000 TO DATE IN 1999. Such projects are with major organizations, such as Cologne/Bonn International Airport, Duesseldorf International Airport, Eupec (a subsidiary of Siemens), Hochtief a large German building company, and Salzburg International Airport.

All of the company's existing projects are Year 2000 oriented, but the intention is to extend the services to include our other services as the opportunities arise. It is not expected that many more projects will be started in Germany, although there are a number of prospects being pursued in Italy at this time. A contract has been offered to Eupec, to cover the repair of a machine used in its semi-conductor production. This project will extend three months into 2000, and will be a direct result of our Embedded System project.

2. ENABLE SOLUTION.

In July 1999, a distribution agreement was entered into with Enable Solutions for the product line RAS. This agreement covered Germany, Austria, Switzerland, England, Scotland and Ireland. We are currently working on business leads supplied to us by Enable Solutions. This product is a Security password control system, and is aimed at all large online organizations.
It is hoped that the synergy effect with BSAFE and ENET will result in multiple sales to clients.

3. BSAFE

In May 1999, a distribution agreement was entered into with Israeli based Bsafe cooperation for their security product. This product covers the platforms MVS/VSE and AS/400 lines. The territories included in this agreement are Germany, Austria and Switzerland, with options to extend to the United Kingdom.

4. ENET

In February 1999, a distribution agreement was entered into with California based Enet cooperation for their database replication product line. Their initial success with the Dresdner Bank in Germany was a major factor in the decision to take on this product, it is always far easier to sell to the German market if you have a German reference you can quote. We have started mailings and integration into our web site for this product, and expect to be able to build for next year on this product.
As with most projects in Germany through 1999, we will see little closure due to the Year 2000 problem taking up more and more time and resources.

5. INVU

Through MTS, we have the ability to sell into the German market
INVU's documentation management product. This is an exclusive agreement. The potential for this product in Germany is limitless, and will require a great deal of re-thinking on our behalf.

This product is a vital part of our business as it provides us with a quick sale item.

X. FUTURE PLANS

We will continually evaluate new product opportunities targeting domestic and European companies. It will be necessary in the near future to expand the company, to include another full time sales person. In addition, as the prospects for RAS turn into clients it will be necessary to employee a full time support person who will reside in MTS' office in Derry, Ireland.
NewSoft's business development strategy through Eurosoft is to expand its existing operations through internal growth and acquisitions. For the year ended December 31, 1998, Year 2000 business represented 100% of our revenues.

PERSONNEL

We currently employ 3 full time employees.

ITEM 2.     MANAGEMENT DISCUSSION AND ANALYSIS
Management Discussion and analysis of the results of the operation.

Results of the operations- Year ended December 31,1998
compared to December 31,1997

The Company spent 1997 in the formative stages, however its subsidiaries conducted their separate businesses.
The focus of the Company in 1998 was to complete a major advertising and marketing blitz in an attempt to acquire major Y2K compliance projects. The Company pursued this project based on industry reports (The Gartner Group) that the global market for Y2K compliance would be as high as $600 Billion. Industry experts such as Mr. Peter de Jager believed that a substantial percentage of that revenue would go to outside service providers with resources and technology similar to the ones available to the Company. This marketing cost the Company approximately $11,000,000, and failed to generate the substantial real revenue, less than $1,000,000 where the Company was expecting a $20,000,000 return on the investment. The Sector was very disappointing and a vast majority of the companies, including but not limited too
Accelr8 Technologies (NASD: ACLY), Data Dimensions (NASD:
DDIM) and Crystal Systems (NASD: CRYSF), in the sector failed to meet analyst and self-imposed revenue and profit estimates in 1998. The marketing project though failing initially to generate significant revenues, did establish a significant market identity as an Information
Technology Services provider in the overseas market, predominantly in the UK, Germany and Finland. The Company raised these funds as equity to complete this marketing project overseas.

Overall, the Company's revenue slipped approximately 16% as it began to expend its marketing efforts in all areas to Y2K compliance project efforts. Its costs of goods sold fell from 11% to 9% of net revenues, also due to more smaller Y2K compliance projects which did not include the sale of software or hardware. Other than the Y2K marketing effort, the Company's operating expenses remained relatively flat.

Liquidity

The Company has historically been able to approximately break even on a cash flow basis. The Company raised the funds independently for its Y2K marketing efforts. The
Company believes that on a going forward basis it can continue to continue as in the past, however it continually evaluates other funding opportunities in order that it may grow faster than its cash flow will otherwise follow.

ITEM 3.     PROPERTIES

We presently occupy four facilities in the United States and Europe.

CORPORATE OFFICE - UNITED STATES

Our corporate headquarters are located at 703 Lucerne Avenue, Suite 201, Lake Worth, Florida. The office is approximately 200 square feet of executive space. It is a monthly rental at the rate of $575 per month. The lease is in the name of our Officer and Director, William H. Luckman, personally. He is responsible for the monthly rental and does not charge us any rental fee.

SUBSIDIARIES

(1) NewSoft Gmbh - NewSoft leases approximately 260 square meters at Im Leuschnerpark 1 in Griesheim, Germany. The total monthly lease payments (including parking spaces and additional rent) are 4,065 Deutsche Marks per month. The lease terminates on September 30, 1999. NewSoft has entered into a new lease agreement for 76 square meters at Boschstrasse 5 in Griesheim, Germany. The total monthly lease payments (including parking spaces and additional rent are 1,340 Deutsche Marks per month.
The lease commences on September 1, 1999.

(2) Millennium Three Solutions - Millennium Three Solution entered into a lease agreement for 6,000 square feet on May 1, 1997 for the premises located at 32 and 35 Templemore Business Park, Northland Road, Industrial Estate, Derry, Northern Ireland. The base annual rental is 12,000 Sterling Pounds plus Value Added Tax. The lease is for a 4 year period commencing May 1, 1997 and terminating on April 30, 2001.

(3) Do it-Development International Oy - Do it entered into a lease agreement on march 1, 1996 for 84 square meters located at Sornaisten rantatie 27, Helsinki, Finland. The lease agreement terminates on March 1, 2001. The lease agreement presently provides for monthly rental payments of 3,780 Finnish Marks (not including Value Added Tax).

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth, as of July 31, 1999, certain information with respect to (i) those persons or groups known to us to be the beneficial owners of more than five percent of our common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. The stockholders listed in the table have sole voting and investment power with respect to our common stock owned by each of them. As of July 31, 1999, there were 22,963,320 shares of Common Stock issued and outstanding.
                                                      Percent of
                              Number of Shares        Common Stock
Name of Beneficial Owner(1)   Beneficially Owned (2)  Outstanding
------------------------      ------------------    --------------
William H. Luckman (3)         3,600,000             15.68%
David Yancy (4)                4,200,000             18.29%
Brian Doherty (5)              3,000,000             13.06%
Nigel Kaufman                  1,075,000              4.68%
Jorg Zimmermann                1,075,000              4.68%
Kari Sarvanto (6)              1,000,000              4.35%
All executive officers
and directors                  8,750,000             38.10%
as a group (4 persons)

(1) The address of each person and entity named in the above table is c/o the Company, 703 Lucerne Avenue, Lake Worth, Suite
201, Florida 33460.

(2) The persons and entities named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by each.

(3) On October 16, 1997, Mr. Luckman was originally issued 1,000,000 shares of Common Stock in exchange for services valued at $100. Thereafter, on January 30, 1998, Mr. Luckman returned 900,000 shares of Common Stock to Treasury. In addition, on September 16, 1997, Sean P. O'Connor, the founder of the Company, was originally issued 1,000,000 shares of Common Stock in exchange for services valued at $100. On January 30, 1998, Mr. O'Connor resigned as President and Director of the Company and returned his 1,000,000 shares of Common Stock to the Company in consideration of an indemnification from the Company to Mr. O'Connor.

(4) Effective January 25, 1999, David Yancy was removed as our officer and director. Notwithstanding his removal, he retained his shares of our common stock.

(5) Mr. Doherty owns 2,040,000 of our Share of Common Stock. His wife Elaine Doherty owns 960,000 of our Shares of Common Stock. Therefore, Mr. Doherty's beneficial ownership of 3,000,000 Shares. In addition, when we purchased MTS on December 3, 1998 (see "Item 10. Recent Sales of Unregistered Securities"), Mr. Doherty (51%), of his wife Elaine Doherty (24%) and Damian Kitson (25%) were the owners of all of the issued and outstanding shares of MTS. Mr. Kitson received 1,000,000 of our Shares of Common Stock. Immediately after the closing of such transaction, Mr. Kitson voluntarily left the employment of MTS and directly competed against MTS. We are presently deciding whether to contact our transfer agent and cancel Mr. Kitson's 1,000,000 shares and transfer 680,000 shares to Mr. Doherty and 320,000 shares to Mrs. Doherty (see "Item 8. Legal Proceedings"). If this occurs, the beneficial; ownership of Mr. Doherty and the executive officers and directors as a group will change accordingly.

(6) Mr. Sarvanto is not our officer or director. Therefore, his shares of our common stock are not included in the group of officers and directors. However, he operates our Finnish subsidiary, Do it-Development International Oy and is being included in this list for informational purposes.

ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their ages as of July 31, 1999 are as follows:

Name                       Age       Position
--------------------       ----      --------------------------
Nigel Kaufman              41        President, Director and
                                     Technical Director of
                                     NewSoft GmbH
William H. Luckman         27        Senior Vice President,
                                     Secretary and Director
Brain Doherty              41        Director and Managing
                                     Director Millennium Three
                                     Solutions
Jorg Zimmermann            44        Director and Operations
                                     Director of NewSoft GmbH
Kari Sarvanto              38        Director of Do it-Development
                                     International Oy

Each of our directors will hold office until the next annual meeting of our stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each officer serves at the discretion of our Board of Directors.

Nigel Kaufman is the Technical Director of our German subsidiary, NewSoft GmbH. He is responsible for all of the technical activities of NewSoft. His experience is drawn from over 20 years in the computer business mainly at software companies and as a systems programmer. After leaving school in London, England, he worked for various companies such as Trafalgar House, Whitbread's American International Underwriters and DuPont. He then moved to Germany to work for W.R. Grace. This position brought him into direct contact with Computer Associates and was the VSE/VM (IBM Operations System) group leader responsible for support in the German speaking area. He worked for Computer Associates. Shortly thereafter, Nigel founded NewSoft GmbH.

William H. Luckman has an established business management and banking background. He established his background in business as the owner and manager of a mortgage company, International Mortgage, in Chicago, Illinois from June, 1992 until December, 1993. After selling his business, he worked for Lincoln Savings Bank, FSB, located in Jericho, New York as a marketing consultant and mortgage underwriter. He worked at Lincoln Savings Bank from January, 1994 until April, 1994. He then worked for American Home Mortgage of New York, one of the largest privately held mortgage banks in the United States. He was given the responsibility for out-of-region growth. As the youngest Vice President in company history, he established satellite offices in New York, Florida and Illinois. He worked for American Home Mortgage from April, 1994 until January, 1997. Mr. Luckman was the President, Treasurer and Director of Premier Supplements Corp. from March, 1997 until January, 1998. Premier Supplements Corp. is a publicly traded company on the NASDAQ OTC Bulletin Board traded under the symbol, PMSP. Mr. Luckman was the Treasurer and on the Board of Directors of Optical Systems Inc., a publicly traded company listed on the NASDAQ OTC Bulletin Board under the symbol OPSY, until his resignation in 1998.

Brian Doherty operates our Northern Ireland subsidiary, Millennium Three Solutions ("MTS"). He has been the managing director of MTS since its inception. Over the past 3 years, he has focused his attention on developing a network of channel partners throughout Europe. At MTS, he retains overall responsibility for motivation and achievement of sales targets, direct selling, new production identification and strategic marketing planning. Prior to working for MTS, Brain worked as a computer programmer of 3M in Dublin, Ireland and a Cobol programmer for Dublin Computers in South Africa.

Jorg Zimmermann is the Operations Director of our German subsidiary, NewSoft GmBH focusing on marketing, sales and administration. He started his career in the Information technology business by attending a 1 year program at Unisys. His 18 years of experience in marketing and sales is derived from various sales and account manager positions at companies such as Computer Associates, VM Software (now Sterling), Pansophic and Legent. Prior to founding NewSoft with Nigel Kaufman, he worked for Legent for approximately 4 years. He received a degree in Economics.

Kari Sarvanto operates our Finnish subsidiary, Do it-Development International Oy. Mr. Sarvanto has experience as an Officer in the Navy, as a business executive and as a management consultant. He has helped companies in several countries with top management and strategy issues. Industries he has worked with include pharmaceuticals, consumer marketing, information technology, finance and government. He was recently involved in a global product development and sales strategies development for Pfizer, Inc. Mr. Sarvanto has experience from real-time Information Technology based management systems from both military and civilian applications since 1986, and he has worked with business Executive Information Systems development both as a client and as a management consultant. Mr. Sarvanto is a graduate of the Naval Academy majoring in leadership and strategy and has studied at the University of Helsinki. His present rank in the Navy is as Lieutenant Commander. He has also studied both Law and Economics at the University of Turku in Finland. Mr. Sarvanto is an authorized member of the LJK, the Association of Management Consultants, which is member of FEACO. Mr. Sarvanto was elected LJK board of directors in 1998. He serves as Chairman for the French-Finnish Chamber of Commerce, and is member of the Strategic Management Society.

Effective January 25, 1999, David Yancy, Denis Woodfield and Robert Hoehl were removed as our directors by a majority shareholder vote. Effective January 25, 1999, Mr. Yancy was removed as our Chief
Executive Officer by a unanimous directors vote.

ITEM 6.     EXECUTIVE COMPENSATION.
SUMMARY COMPENSATION TABLE
                      Annual Compensation
Name and
Principal
Position            Year           Salary            Bonus
--------            -----          ---------         -------
Nigel Kaufman        1998          60,000 Deutsche
                                   Marks (1)          (2)
                     1999          90,000 Deutsche
                                   Marks (1)          (2)
William H. Luckman   1998          None               None
                     1999          None               None
Brian Doherty        1999 (3)      45,000 Pound
                                   Sterling (3)       None
Jorg Zimmermann      1998          60,000 Deutsche
                                   Marks (1)          (2)
                     1999          90,000 Deutsche
                                   Marks (1)          (2)
Kari Sarvanto        1999 (4)      360,000 Finnish
                                   Marks (4)          None

(1) Messrs. Kaufman and Zimmerman both entered into employment agreements with us on March 21, 1998, the date that we acquired
NewSoft GmBh and it became our wholly owned subsidiary.  The
$90,000 salaries are based on the employment agreements.

(2) The employment agreements described in (1) above provide for a bonus to each of Messrs. Kaufman and Zimmermann equaling 20% of gross earnings for each project of the NewSoft German operations.

(3) Brian Doherty entered into an employment agreement with us on December 3, 1998, the date that we acquired Millennium Three
Solutions and it became our wholly owned subsidiary.  The 45,000
Pound Sterling salary is based on the employment agreement.

(4) Kari Sarvanto entered into an employment agreement with us on December 3, 1998, the date that we acquired Do it-Development International Oy and it became our wholly owned subsidiary. The 360,000 Finnish Marks salary is based on the employment agreement.

Compensation of Directors

The Directors of the Company do not receive compensation for their services as directors but may be reimbursed for their reasonable expenses for attending Board meetings.

ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 1, 1998, we issued 2,800,000 shares of our common stock to Sicor, Inc., a private company, in exchange for $60,000.00 and possible additional consideration not to exceed $350,000.00. Such shares issued to Sicor, Inc. are restricted for a period of two (2) years from the date of issuance in accordance with Rule 144 of the Securities Act of 1933. William H. Luckman , our officer and director was a beneficial owner, Secretary, Treasurer and Director of Sicor, Inc. at the time of the transaction.

     On October 1, 1998, we issued to each of Nigel Kaufman and Jorg Zimmerman, 300,000 of our common shares as performance related bonuses for their work for us.

     We presently occupy approximately 200 square feet as an executive office, located at 703 Lucerne Avenue, Suite 201, Lake Worth, Florida. It is a month to month rental at the rate of $575 per month. The lease is in the name of our Officer and Director, William H. Luckman, personally. He is responsible for the monthly rental and does not charge us any rental fee.

ITEM 8.     LEGAL PROCEEDINGS

Except as set forth below, we are not presently a party to any litigation of any kind or nature whatsoever, nor to our knowledge and belief is any litigation threatened or contemplated.

I. Bank of East Asia v. Sicor, Inc. - Our wholly owned subsidiary, Sicor, Inc. was sued by the Bank of East Asia in the Supreme Court of the State of New York, New York County, Index No. 601057/99. The basis of the suit is that Sicor entered into a sublease agreement to rent office space in New York City and breached the terms of the sublease by wrongfully repudiating the sublease and wrongfully stopping payment on checks. The Bank of East Asia is requesting $85,000 in damages. Sicor's position is that the sublease agreement was never executed and agreed to by the Landlord and the Bank of East Asia, as tenant, prior to Sicor notifying such parties that the sublease was null and void. Since Sicor, Inc. is not an active operating subsidiary of ours, we determined that the cost of litigation was not justified. The time to answer the lawsuit has passed and Sicor has not answered such lawsuit. Therefore, a default judgment will be entered against Sicor.

II. TOCS v. Sicor, Inc. - In July, 1999, Turn of the Century Solution, L.P. (TOCS) filed a patent infringement lawsuit against Sicor, Inc. and other entities in the United States District Court for the District of New Jersey (Civil Action No. 3:99-3170). The lawsuit claimed that Sicor acted as a sales agent for Year
2000 Computer Bug remediation services and thereby infringed patents issued to TOCS. On August 16, 1999 we were advised of this lawsuit by David Yancy's attorney. The lawsuit was served on Mr. Yancy in New Jersey in July 1999. Mr. Yancy had previously been our Chief Executive Officer and operated in Princeton, New Jersey. Mr. Yancy advised his attorney that the claim was meritless. Since Sicor, Inc. is not an active operating subsidiary of ours, we determined that the cost of litigation is not justified.

III. Damian Kitson ( Millennium Three Solutions) - We are presently involved in litigation with Mr. Kitson. However, Mr. Kitson was a 25% shareholder of MTS, our wholly owned subsidiary. We purchased MTS on December 3, 1998. As part of such transaction, Mr. Kitson unilaterally terminated his employment with MTS on March 15, 1999 and thereafter directly competed with MTS. Mt. Kitson's attorney has sent our attorney a letter stating that his client terminated his employment because he was not paid his salary in his employment contract and claimed that Mr. Kitson was personally entitled to 15% of the $500,000 of cash consideration paid to MTS. Our attorney has responded to Mr. Kitson's attorney by stating the following: (i) Mr. Kitson did receive salary under his employment agreement; (ii) Mr. Kitson's 1,000,000 shares of our Common Stock will be canceled since Mr. Kitson is directly competing with us and unilaterally terminated his employment within a short period of time after closing; (iii) the agreement with MTS clearly states that the $500,000 consideration is for MTS and its operations and not for any shareholder of MTS.

ITEM 9.  MARKET PRICE AND DIVIDENDS ON THE REGISTRANT'S COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS.

Our Common Stock, par value $0.0001, has been traded on the OTC
Electronic Bulletin Board under the symbol "ERST" since August,
1998, and there are currently 8 market makers for our common stock.

The following table sets forth the high and low sale prices of our common stock as reported on the OTC Electronic Bulletin Board. These price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

December 31, 1998     $ 7.25         $ 4.75
March 31, 1999        $10.50         $ 6.875
June 30, 1999         $ 8.75         $ 4.875

Number of Registered Holders

The number of registered holders of our common stock as of August
5, 1999 was 224, and we believe that there are a greater number of beneficial owners of our shares of common stock.

Dividends

To date, we have not declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation and expansion of our business, and we do not intend to pay cash dividends on our common stock in the foreseeable future. Further, there can be no assurance that the operations of our business will generate the revenue and cash flow needed to declare cash dividends in the foreseeable future.

ITEM 10.     RECENT SALES OF UNREGISTERED SECURITIES

On September 23, 1997, we issued an offering pursuant to Rule 504 of Regulation D, promulgated pursuant to the Securities Act of 1933 ("Offering"). We offered through our Officers and Directors, on a "best efforts" basis, a maximum of 2,000,000 of our Common Shares at an offering price of $0.025 per share. We completed the Offering on October 13, 1997 by selling the maximum 2,000,000 Common Shares and raised $50,000.00 from nine (9) investors.
In January, 1998, we determined it was in our best interest to repurchase 1,000,000 of the 2,000,000 Common Shares sold in the Offering from four (4) investors for the sum of $25,000.00. We subsequently amended the Offering as of January 29, 1998 and resold the 1,000,000 Common Shares repurchased at the same price in the Offering ($0.025 per share) for $25,000.00 to twenty-six
(26) new investors.

In February 1998, we entered into an agreement with Sicor, Inc. whereby we issued 2,800,000 of our common shares for consideration in the amount of $211,412. Such shares are restricted for a two (2) year period from the date of issuance in accordance with Rule 144.

In August 1998, we issued a term sheet offering pursuant to Rule 504 of Regulation D whereby we offered 200,000 of our common shares at $.50 per share or an aggregate of $100,000. As part of such offering, the investors of the initial 200,000 common shares received the following options: 400,000 shares at $.55 per share (an aggregate of $220,000); and 170,000 shares at $4.00 per share (an aggregate of $680,000). This offering was completed and we issued 770,000 shares and raised $1,000,000.
No Commissions were paid on sales of Common Shares.

The following shares of the Company's common stock issued to: (a) 100,000 to William H. Luckman, an officer and director of the Company; (b) 25,000 to Richard I. Anslow, Esq., the Company's legal counsel; and (c) 2,800,000 to Sicor, Inc. is unregistered and deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended. All certificates representing such securities bears a restrictive legend preventing their transfer, except in accordance with the Securities Act of 1933, as amended, and the regulations promulgated thereunder.
For each of the above transactions, the Company relied upon the exemption from registration under the Securities Act of 1933, as amended, as provided by Section 4(2) of the Act.

We believe that our common stock issued in the above Regulation D, Rule 504 Offerings were issued in transactions not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 504 of Regulation D.

Effective March 21, 1998, we undertook a Stock Purchase Agreement and Share Exchange("Stock Agreement") with NewSoft GmbH ("NewSoft"), a German Corporation. Pursuant to the terms of the Stock Agreement, NewSoft became our wholly owned subsidiary. In exchange for the shareholders of NewSoft tendering their shares to us, both shareholders (Nigel Kaufman and Jorg Zimmermann) received in the aggregate 550,000 of our "restricted" shares plus other consideration.

Effective October 9, 1998, we undertook a Stock Purchase Agreement and Share Exchange("Stock Agreement") with Sicor, Inc., our majority shareholder "Sicor"), a Florida corporation. Pursuant to the terms of the Stock Agreement, Sicor became our wholly owned subsidiary and tendered to us 2,800,000 shares of our Common Stock. In exchange for the shareholders of Sicor tendering their shares to us, such shareholders received 2 of our shares for each share of Sicor they owned. David Yancy, the majority shareholder of Sicor held 8,100,000 of our shares and tendered 6,000,000 shares prior to the issuance. Therefore, he received 4,200,000 of our shares based on his ownership of 2,100,000 Sicor shares. In additional, we issued 9,722,070 of our shares. In the aggregate we issued 13,922,070 of our "restricted" shares plus other consideration.

Effective December 3, 1998, we undertook a Stock Purchase Agreement and Share Exchange("Stock Agreement") with Millennium Three Solutions ("MT3"), a Northern Ireland Corporation. Pursuant to the terms of the Stock Agreement, MT3 became our wholly owned subsidiary. In exchange for the shareholders of MT3 tendering their shares to us, such shareholders received in the aggregate 4,000,000 of our "restricted" shares plus other consideration. Effective December 3, 1998, we undertook a Stock Purchase Agreement and Share Exchange("Stock Agreement") with Do it-Development International Oy ("Do it"), a Finnnish Corporation. Pursuant to the terms of the Stock Agreement, Do it became our wholly owned subsidiary. In exchange for the shareholders of Do it tendering their shares to us, such shareholders received in the aggregate 1,000,000 of our "restricted" shares plus other consideration.

We believe the shares issued in the Stock Agreement and Asset
Agreement did not involve a public offering and were made in reliance upon an exemption from registration provided by Section
4(2) of the Securities Act of 1933, as amended.

ITEM 11.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Our authorized capital stock is 50,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred Stock, par value $.0001 per share. As of August 5, 1999, we had issued 22,963,320 of our shares of Common Stock and none of our Preferred Stock.

The following brief description of our common stock does not purport to be complete and is subject in all respects to Florida law and to the provisions of our Articles of Incorporation, as amended (the "Articles") and our Bylaws, copies of which have been filed as exhibits to this registration statement.

Each share of our common stock entitles the holder to one (1) vote on all matters submitted to a vote of the stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of stockholders except in cases in which more than a simple majority is required by law. Holders of our common stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion from funds legally available therefore. Holders of shares of our common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, the holders of our common stock are entitled to share ratably in the assets of the Company, if any, legally available of distribution to our common stockholders. Our Bylaws require that only a majority of the issued and outstanding shares of our common stock need be represented to constitute a quorum and to transact business at a stockholders' meeting.

Our common stock has no preemptive rights or no subscription, redemption or conversion privileges. All of the outstanding shares of our common stock are fully paid and non assessable.
Our Board of Directors has total discretion as to the issuance and the determination of the rights and privileges of any shares of our common stock which may be issued in the future, which rights and privileges may be detrimental to the rights and privileges of the holders of our existing shares of our common stock now issued and outstanding.

The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., Salt Lake City, Utah.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Florida law, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director, and (ii) a director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which an unlawful distribution is made; (4) in a proceeding by or in the right of the corporation or in a proceeding in which the corporation procures a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify under Florida law.

Our Bylaws limit, to the maximum extent permitted by Florida law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers. Our Bylaws provide further we shall indemnify to the fullest extent permitted by Florida law any person made a party to any action or proceeding by reason of the fact that such person was our director, officer, employee or agent. Our Bylaws also provide that our directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being our officer or director to the maximum extent permitted by Florida law.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

For the information required by this Item, refer to the Index to Financial Statements appearing on page F-1 of the registration statement.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL STATEMENTS

For the information required by this Item, refer to the Index to Financial Statements appearing on page F-1 of the registration statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                EUROSOFT CORPORATION
                                By: /s/ WILLIAM H. LUCKMAN
                                    ----------------------
                                        WILLIAM H. LUCKMAN
                                        Senior Vice President,
                                        Secretary and Director
Dated: August    , 1999
FINANCIAL STATEMENTS
---------------------
                   TABLE OF CONTENTS
Independent Auditors' Report.......................F-2
Consolidated Balance Sheets........................F-3
Consolidated  Statements of Operations.............F-4
Consolidated  Statements of Changes
in Stockholders' Equity............................F-5
Consolidated  Statements of Cash Flows.............F-6
Consolidated  Notes to the Financial Statements ...F-7

             INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Eurosoft Corporation
Lake Worth, Florida

We have audited the accompanying consolidated balance sheets of Eurosoft Corporation, as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these consolidated financial statements, based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of financial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respect, the financial position of Eurosoft Corporation as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.
As discussed in Note 8 to the financial statements, the Company's significant operating losses, working capital equity and stockholders' equity raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                           Durland & Company, CPAs, P.A.

Palm Beach, Florida
July 30, 1999

                  Eurosoft Corporation
               Consolidated Balance Sheets
                      December 31,

                                                  1998                 1997
                                                  ----                 ----
    ASSETS
CURRENT ASSETS
   Cash                                           $93,970              $370,367
   Inventory                                      247,874                26,042
   Accounts receivable                            180,371               249,290
   Accounts receivable - employees                  3,234                 4,106
   Prepaid expenses and other current assets       84,225                 4,497
                                                  -------              --------
       Total current assets                       609,674               654,302
                                                  -------              --------
PROPERTY AND EQUIPMENT
   Automobiles                                    185,092               122,795
   Computer equipment                             126,110                64,906
   Office furniture and equipment                  58,465                38,181
                                                  -------               -------
   Total property and equipment                   369,667               225,882
   Less: accumulated depreciation                 (86,354)              (40,012)
                                                  --------              --------
       Total property and equipment               283,313               185,870
                                                  -------               -------
OTHER ASSETS
   Deposits                                        12,621                 1,416
       Total other assets                          12,621                 1,416
                                                   ------                 ------
Total Assets                                     $905,608              $841,588
                                                 --------              ---------
                                                 --------              ---------
       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                              $243,149              $181,102
   Accounts payable - related parties              94,857                     0
   Taxes payable                                  62,741               127,380
   Current portion of long-term debt              10,691                15,754
   Acquisition cost payable - accrued                  0               479,365
   Accrued expenses                               22,691                 4,542
                                                  --------             -------
       Total current liabilities                 434,129               808,143
                                                 ---------             -------
LONG-TERM DEBT                                    87,723                97,896
Total Liabilities                                521,852               906,039
                                                 ---------             -------
STOCKHOLDERS' EQUITY
   Common stock, $0.0001par value,
    50,000,000 shares authorized;
    27,587,070 and 22,887,070
    outstanding at December 31,1998
    and 4,000,000 at December 31, 1997.           2,289                   400
   Additional paid-in capital                12,034,936                49,800
   Foreign currency translation gain (loss)      (9,491)              (10,052)
   Accumulated deficit                      (11,643,978)             (104,599)
                                            ------------             ----------
       Total stockholders' equity               383,756               (64,451)
                                            ------------             ----------
Total Liabilities and Stockholders' Equity     $905,608              $841,588
                                            ------------             ----------
                                            ------------             ----------

The accompanying notes are an integral part of these financial statements.
                   Eurosoft Corporation
            Consolidated Statements of Operations
                  Years Ended December 31,

                                               1998                    1997
                                              --------                --------
REVENUE
   Gross sales                              $1,325,905             $1,579,096
   Less: returns and allowances                 (1,689)                  (318)
                                            -----------            -----------
        Net sales                            1,324,216              1,578,778

COST OF SALES
   Cost of goods sold                          118,087                178,907
        Gross margin                         1,206,129              1,399,871
                                             ----------             ----------
OPERATING EXPENSES
   Selling expenses                         10,964,535                436,974
   General and administrative expenses       1,751,083              1,007,706
   Depreciation                                 48,341                 36,592
                                             ----------             ----------
Total operating expenses                    12,763,959              1,481,272
                                            -----------            -----------
        Net operating loss                 (11,557,830)               (81,401)
OTHER INCOME (EXPENSES)
   Gain (loss) on sale of property
    and equipment                                    0                  1,285
   Other income                                 35,693                    231
   Interest expense                            (17,242)               (10,541)
                                            -----------              ---------
Total other income (expenses)                   18,451                 (9,025)
                                            -----------              ---------
Net loss before foreign income tax         (11,539,379)               (90,426)
Foreign income tax                                   0                 14,173
                                            -----------              ---------
Net loss                                  $(11,539,379)             $(104,599)
                                          -------------             ----------
Net loss per weighted average share       $      (0.55)             $   (0.03)
                                          -------------             ----------
Weighted average number of shares           20,975,391              3,140,185
                                          --------------            ----------

                    Eurosoft Corporation
   Consolidated Statement of Changes in Stockholders' Equity
                      Common stock
                      ------------

                                                   Foreign
                                                   Currency
                                        Additional Translation        Total
                                        Paid-In    Gain    Accumulated Stockhldrs'
                      Shares   Amount   Capital   (Loss)   Deficit    Equity
                      ------   ------   ---------- ------  --------  ---------- -------------
BEGINNING BALANCE,
September 15, 1997
(inception)                0  $     0  $       0  $    0   $     0   $    0
4th quarter -
founders services  2,000,000      200          0       0         0      200
4th quarter - cash 2,000,000      200     49,800       0         0   50,000
Foreign currency
translation gain
(loss)                     0        0          0 (10,052)        0  (10,052)
Net loss                   0        0          0       0  (104,599) (104,599)
                   ---------      ----    ------- ------- --------- ---------
BALANCE,
Dec. 31, 1997      4,000,000      400     49,800 (10,052) (104,599)  (64,451)
Shares contributed
to Company         1,900,000     (190)       190       0         0        0
Services             625,000       63     15,562       0         0   15,625
Acquisitions      19,472,070    1,947 11,078,041       0         0 11,079,988

Shares cancelled   2,800,000      280        280       0         0        0
Cash               3,490,000      349    891,063       0         0    891,412
Foreign currency
translation gain
(loss)                     0        0           0    561         0        561
Net loss                   0        0           0      0(11,539,379)(11,539,379)
                   ---------      ----    --------  ----  --------  ----------
BALANCE,
Dec. 31, 1998     22,887,070    2,289  12,034,936   9,491 11,643,978    383,756
                  ----------   ------ ----------- -------  --------- ------------ ---------
                  ----------   ------ ----------- -------  --------- ------------ ---------

                    Eurosoft Corporation
             Consolidated Statements of Cash Flows

                                                           1998               1997
                                                         ---------         ---------
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
   Net loss                                           $(11,538,411)       $(104,599)
   Adjustments to reconcile net loss to net
   cash used by operating activities
     Depreciation                                           48,341           36,592
     Allowance for bad debt                                 47,524                0
     Gain on sale of fixed assets                                0           (1,285)
   Changes in assets and liabilities
     (Increase) decrease in inventory                     (221,832)         (26,042)
     (Increase) decrease in accounts receivable             21,395         (249,290)
     (Increase) decrease in prepaid expenses
      and other assets                                     (80,495)          (4,497)
     (Increase) decrease in deposits                       (11,205)          (1,416)
     Increase (decrease) in accounts payable                62,047          181,102
     Increase (decrease) in accounts payable
      - Related parties                                     94,857                0
     Increase (decrease) in taxes payable                  (64,639)         127,380
     Increase (decrease) in accrued expenses                18,149            4,542
     Increase (decrease) in foreign currency
      translation gain (loss)                                  561          (10,052)
                                                       ------------        -----------
  Net cash provided (used) by operating activities     (11,623,708)         (47,565)
                                                       ------------        -----------
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
   Repayments of employees advances                            872                0
   Employee advances                                             0           (4,106)
   Sale of property and equipment                                0           14,355
   Acquisition of property and equipment                         0         (140,519)
                                                       -------------       ------------
   Net cash flows provided (used) by
    investing activities                                       872         (130,270)
                                                        -------------       ------------
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
   Additional financing                                          0          113,650
   Issuance of stock                                       156,000           50,000
   Issuance of stock by subsidiary                      11,190,400          374,500
                                                        -------------       ------------
   Net cash flows provided (used) by
    financing activities                                11,346,400          538,150
                                                        --------------      ------------
Net increase (decrease) in cash                           (276,436)         360,315
CASH, beginning of year                                    370,367                0
                                                        --------------      ------------
CASH, end of year                                          $93,931         $360,315
                                                        --------------      ------------
                                                        --------------      ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid in cash
Non-cash investing and financing activities
   Acquisition of property and equipment and
    inventory by assumption of debt                       $143,785         $225,882
                                                         -------------     ------------
                                                         -------------     ------------

              Eurosoft Corporation

      Notes to Consolidated  Financial Statements

(1)  Summary of Significant Accounting Principles
--------------------------------------------------

     The Company Eurosoft Corporation (the Company) is an
Florida corporation specializing in the computer software, consulting, training and Y2K repair. The Company maintains its executive offices in Lake Worth, Florida and has operating subsidiaries in Londonderry, Northern Ireland, Helsinki, Finland, and Darmstadt, Germany. The Company was incorporated on September 15, 1997, under the Laws of the state of Florida.

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles.
In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates to the statements of financial condition and revenues and expenses for the years then ended. Actual results could differ significantly from those estimates. The following summarize the more significant accounting and reporting policies and practices of the Company:

     a) Basis of presentation The Company acquired NewSoft, GmbH, a German corporation, Do It Development International, OY, a Finnish corporation, Millennium Three Solutions, Ltd, a Northern Ireland Corporation, and Sicor, Inc. a Florida corporation, in stock for stock transactions, in a multiple reverse merger accounted for as a reorganization of the four operating subsidiaries.
The consolidated financial statements include the accounts of Newsoft, Do It, Millennium Three and Sicor, its wholly
owned subsidiaries.   Inter-company accounts and
transactions have been eliminated in the consolidation.

     b) Net loss per share Basic is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

     c) Inventory   Inventory, consisting primarily of
prepackaged computer software, is stated at the lower of cost (first-in, first-out method) or market.

     d) Property and equipment All property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges which do not increase the useful lives of the assets are charged to operations as incurred.

     e) Advertising costs The company expenses the costs of advertising the first time the advertising takes place.

(2) Income Taxes
----------------

     The Company has a consolidated net operating loss carryforward for US income tax purposes, amounting to $11,485,400 at December 31, 1998, expiring $109,400 at
December 31, 2014 and $11,376,000 at December 31, 2019.
There may be certain limitations on the Company's ability to utilize the loss carryforwards due to the losses originated. At December 31, 1998, the Company had approximately $21,300 in operating loss carryforward for Finnish income tax purpose, $84,200 in Northen Ireland, and $65,000 in Germany.

(3) Stockholders' Equity
-------------------------

     The Company has 50,000,000 shares of $0.0001 par value common stock authorized. At inception, the Company issued
2,000,000 shares to the founders for services valued at par.
The Company issued 2,000,000 shares in exchange for $50,000 in cash. The Company issued 625,000 shares for services valued at $15,625. The Company issued 3,490,000 shares for $891,412 in cash. The Company issued 550,000 shares in connection with the acquisition of Newsoft, 1,000,000 shares for Do It, 4,000,000 for Millennium Three, and 19,472,070
for Sicor. 1,900,000 shares were contributed back to the Company and 2,800,000 shares previously owned by Sicor were retired.
                  Eurosoft Corporation

         Notes to Consolidated  Financial Statements

(4) Significant Acquisitions
----------------------------

     The Company acquired 100% of the issued and outstanding common stock of Newsoft, in exchange for 550,000 shares of the Company, 500,000 shares of Sicor, which became 1,000,000 shares of the Company, and a $300,000 cash investment in Newsoft. The Company acquire 100% of the issued and outstanding stock of Do It in exchange for 1,000,000 shares of the Company, and $100,000 in cash. The Company acquired 100% of the issued and outstanding common stock of Millennium Three in exchange for 4,000,000 shares of the Company and a $500,000 cash investment in Millennium Three. The Company acquired 100% of the issued and outstanding common stock of Sicor in exchange for 19,472,070 shares of the Company.

EXHIBITS
--------

Exhibit No.    Description
3.1            Articles of Incorporation of EuroSoft Corporation
               (formerly known as Strategic Information
               Management Incorporated) and Articles of Amendment
3.2            By-laws of EuroSoft Corporation
10.1           Stock Purchase Agreement dated March 21, 1998
               between Strategic Information Management
               Incorporated and NewSoft GMBH
10.2           Stock Purchase Agreement dated October 2, 1998
               between EuroSoft Corp. and Sicor, Inc.
10.3           Stock Purchase Agreement and Share Exchange dated
               December 3, 1998 between EuroSoft Corp. and Do it-
               Development International Oy
10.4           Stock Purchase Agreement dated December 3, 1998
               Between EuroSoft Corp. and Millennium Three
               Solutions
10.5           Confidential Offering Circular Dated September 23,
               1997, as amended January 29, 1998
10.6           Confidential Term Sheet dated August 6, 1998
21.0           Subsidiaries of the Registration
27.1           Financial Data Schedule


EXHIBIT 3.1 ARTICLES OF INCORPORATION AND ARTICLES OF AMENDMENT
---------------------------------------------------------------

                  ARTICLES OF INCORPORATION

                           OF

         STRATEGIC INFORMATION MANAGEMENT INCORPORATED

     The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

                     ARTICLE I.   NAME
                     -----------------
     The name of the corporation shall be:

          STRATEGIC INFORMATION MANAGEMENT INCORPORATED

The address of the principal office of this corporation shall be 660 Madison Avenue, New York, New York 10021 and the mailing address of the corporation shall be the same.

               ARTICLE II.   NATURE OF BUSINESS
               --------------------------------

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United
States, the State of Florida or any other state, country, territory or nation.

                 ARTICLE III.   CAPITAL STOCK
                 ----------------------------

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of common stock having $0.0001 par value per share, and 10,000,000 shares of preferred stock.

                 ARTICLE IV.   REGISTERED AGENT
                 ------------------------------

     The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.

                  ARTICLE V.  TERM OF EXISTENCE
                  -----------------------------

     This corporation is to exist perpetually.

                   ARTICLE VI.  INCORPORATOR
                   -------------------------

     The name and street address of the incorporator to these Articles of Incorporation:

                  Corporation Service Company
                  1201 Hays Street
                  Tallahassee, Florida 32301
     The undersigned incorporator has executed these Articles of Incorporation on September 15, 1997.

                               /S/   Karen B. Rozar
                               --------------------
                               Its Agent, Karen B. Rozar
                               Incorporator

                      ARTICLES OF AMENDMENT

                               TO

                    ARTICLES OF INCORPORATION

     ARTICLES I, III AND VII of the Articles of Incorporation of
STRATEGIC INFORMATION MANAGEMENT INCORPORATED shall be amended to read as follows:

                       ARTICLE I.  NAME
                       ----------------

     The name of the corporation shall be:

           STRATEGIC INFORMATION MANAGEMENT INCORPORATED

The address of principal office of this corporation shall be 4255
Route 9, Suite D, Freehold, New Jersey, 07728, and the mailing address of the corporation shall be the same.

                   ARTICLE III. CAPITAL STOCK
                   --------------------------

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of common stock having .0001 par value per share and 10,000,000 shares of preferred stock having .0001 par value per share.

                     ARTICLE VII.  DIRECTORS
                     -----------------------

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of its Board of Directors, subject to any limitation set forth in these Articles of Incorporation. This corporation shall have one Director, initially.
The names and addresses of the initial members of the Board of Directors are:

William H. Luckman           4255 Route 9, Suite D
Dir.                         Freehold, New Jersey 07728

     All other paragraphs and articles of the Articles of Incorporation shall remain unchanged.

     The foregoing amendment was adopted by the Incorporator without shareholder action because shareholder action was not required.

     The forgoing amendment was adopted on the 18th day of September, 1997.

                              Corporation Service Company
                              /s/    Gail Shelby
                              ----------------------------
                              By: Its Incorporator
                              Its Agent, Gail Shelby

                 ARTICLES OF AMENDMENT

                          TO

               ARTICLES OF INCORPORATION

Pursuant to the provision of Chapter 607, Florida Statutes the undersigned corporation adopts the following articles of amendment to its articles of incorporation.

FIRST:     The name of the corporation is:

      STRATEGIC INFORMATION MANAGEMENT INCORPORATED

SECOND:     The following amendment(s) to the articles of
incorporation was (were) adopted by the corporation:

   The name of the corporation shall be:

                EUROSOFT CORPORATION

THIRD:   The amendment(s) was (were) adopted by the Board of
Directors on the first day of June, 1998. Shareholder approval was not required.

Dated:
                             /s/ William H. Luckman
                             -----------------------
                             William Luckman - Director
STATE OF
COUNTY OF

Before me, the undersigned authority, personally appeared William Luckman to me well known to be the person(s) who executed the foregoing articles of amendment to the articles of incorporation and acknowledged before me, according to law, that he/she made and subscribed the same for the purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of June, 1998.
                            /s/ Stacie Lee Coppens
                            ----------------------
                            Notary public

EXHIBIT 3.2 BYLAWS OF STRATEGIC INFORMATION MANAGEMENT INC.
-----------------------------------------------------------
                          BYLAWS
                            OF
         STRATEGIC INFORMATION MANAGEMENT INCORPORATED

ARTICLE I
---------
SHAREHOLDERS
------------

     1.     SHARE CERTIFICATES.  Certificates evidencing fully-
            ------------------
paid shares of the corporation shall set forth thereon the statements prescribed by Section 607.0625 of the Florida Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, must be signed, either manually or in facsimile, by any one of the following officers: the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Secretary, or by an officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     2.     FRACTIONAL SHARES OR SCRIP.  The corporation may:
            ---------------------------
issue fractions of a share or pay in money the fair value of fractions of share: make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share; and issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the corporation or its agent, entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required by of Section
607.0625 of the Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and
(b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

     3.     SHARE TRANSFERS.   Upon compliance with any provisions
            ----------------
restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any.
Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation shall be so expressed in the entry of transfer.

     4.     RECORD DATE FOR SHAREHOLDERS.  For the purpose of
            -----------------------------
determining shareholders entitled to notice of or to vote any meeting of shareholders to demand a special meeting, or to take any other action, the Board of Directors, of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days (120) days after the date fixed for the original meeting.

     5.     MEANING OF CERTAIN TERMS.  As used herein in respect
            -------------------------
of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only on a class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6.     SHAREHOLDER  MEETING.
            ---------------------

     -TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

     -PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Florida as the directors shall from time to time fix.

     -CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President , or the Secretary or by an officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

     -NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE . The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be no fewer than ten or more than sixty days before the meeting date. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting need not include a description of the purpose or purposes for which the meeting is called. Notice shall be given in the manner provided in Section 607.0141 of the Business Corporation Act, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     -VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, with the address of and number and class and series, if any of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, for a period of ten days prior to the meeting or such sorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, or at a place identified in the meeting notice in the city where the meeting will be held, or at the office, of the corporation's transfer agent or registrar. A shareholder, his agent or attorney is entitled on written demand to inspect the list subject to the requirements of Section 607.1602(3) of the Business Corporation Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     -CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the
shareholders.   The Secretary of the corporation, or his absence,
an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of he meeting.

     -PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment from, either personally or his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the anointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     -SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

     -QUORUM . Unless the articles of incorporation or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting a group constitutes a quorum o that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     -VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Act requires a greater number of affirmative votes.

     7.    ACTION WITHOUT MEETING.  Unless otherwise provided in
           -----------------------
the articles of incorporation action required or permitted by the provisions of the Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote hereon were present and voted.
In order to be effective the action must be evidenced by one or more written consents describing the action taken , dated and signed by approving shareholders having the requisite number of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in State of Florida, its principal place of business, the corporate Secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein, unless within sixty days of the date of the earliest dated consent delivered in the manner require by Section 607.0704 of the Business Corporation Act, written consents signed by holders of shares having the number of votes required to take action are delivered to the corporation by delivery as set forth in Section 607.0704 of the Florida Business Corporation Act. Action under thus paragraph be subject to the requirements of Section 607.0704 of the Business Corporation Act.

                           ARTICLE II
                           ----------
                       BOARD OF DIRECTORS
                       ------------------

     1.     FUNCTIONS GENERALLY - COMPENSATION.  All corporate
            -----------------------------------
powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

     2.     QUALIFICATIONS AND NUMBER.  A director need not be a
            --------------------------
shareholder, a citizen of the United States, or a resident of the State of Florida. The initial Board of Directors shall consist of one person, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than one (1) nor more than ten (10). The number of directors may be fixed or changed from time to time by the shareholders. The number shall never be less than one.

     3.     TERMS AND VACANCIES.  The Terms of the initial
            --------------------
directors of the corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the numbers of directors, it may be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum of the Board of Directors, or by the shareholders, unless the articles of incorporation provide otherwise.

     4.     MEETINGS.
            ---------

     -TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     -PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Florida at such place as shall be fixed by the Board.

     -CALL. No call shall be required for regular meetings for which time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, of the President, or of a unanimous decision by all of the directors in office.

     -NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of a special meeting need not describe the purpose of the meeting. Notice of a meeting of the Board of Directors need not given to any director who signs a waiver of notice of such meeting and a waiver of any and all objection to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     -QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a unanimous vote of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     -CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, or any other director chosen by the Board.

     5.     REMOVAL OF DIRECTORS .  The shareholders may remove
            ----------------------
one or more directors with or without cause pursuant to the provisions of Section 607.0808 of the Business Corporation Act.

     6.     COMMITTEES.  The Board of Directors by resolution
            -----------
adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation or the Bylaws, shall have and may exercise all the authority of the Board of Directors, except such authority as may not be delegated under the Business Corporation Act. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The provisions of Sections 607.082, 607.0823, and 607.0824 of the Business Corporation Act, which govern meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well.

     7.      ACTION WITHOUT MEETING.  Action required or permitted
             -----------------------
by the Business Corporation Act to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one or more written consents describing the action taken, signed by each director or committee member. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

                         ARTICLE III
                         -----------
                          OFFICERS
                          --------

     The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation.

     A duly appointed officer may appoint one or more officers or assistant officers is authorized by the Board of Directors.

     Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparation and custody of minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

     The Board of Directors may remove any officer at any time with or without cause.

                            ARTICLE IV
                            ----------

REGISTERED OFFICE AND AGENT
---------------------------

     The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

EXHIBIT 10.1 - STOCK PURCHASE AGREEMENT BETWEEN STRATEGIC
INFORMATION MANAGEMENT INC. AND NEWSOFT GMBH
-----------------------------------------------------------------

         STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

                       by and among

         STRATEGIC INFORMATION MANAGEMENT INCORPORATED a Florida Corporation

                           and

                      NEWSOFT GMBH
                  a German Corporation

             effective as of March 21, 1998

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

     THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE, made and entered into this 21st day of March, 1998, by and among Strategic Information Management Incorporated, a Florida corporation with its principal place of business located at 777 South Flagler Drive, 8th Floor, West Tower, West Palm Beach, Florida 33401 ("SIMI"), NewSoft GmbH, a German Corporation with its principal place of business at Am Altenrod 7, D-35321, Laubach, Germany ("NewSoft") and the individuals listed on Exhibit "A" attached hereto and specifically incorporated herein by this reference (the "NewSoft Shareholders"), (NewSoft and NewSoft Shareholders jointly referred to as the "NewSoft Parties") and Sicor, Inc., a Florida corporation, with its principal place of business located at 777 South Flagler Drive, 8th Floor, West Tower, West Palm Beach, Florida 33401 ("Sicor").

                          Premises

     A. This Agreement provides for the acquisition of NewSoft by SIMI whereby NewSoft shall become a wholly owned subsidiary of SIMI and in connection therewith, the issuance of 275,000 ($
0.0001 par value per share) shares of restricted common stock of SIMI to the NewSoft Shareholders as designated on Exhibit "A" 250,000 ($0.0001 par value per share) shares of restricted common stock of Sicor and other consideration.

     B. The boards of directors of NewSoft, SIMI and Sicor have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

                          Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                           ARTICLE I

           REPRESENTATIONS, COVENANTS AND WARRANTIES OF

                            SIMI

     As an inducement to and to obtain the reliance of NewSoft, SIMI represents and warrants as follows:

     Section 1.1 Organization. SIMI is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the SIMI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of SIMI as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of SIMI's articles of incorporation or bylaws. SIMI has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2     Capitalization.    The authorized
capitalization of SIMI consists of 50,000,000 Common Shares, $0.0001 par value per share, and 10,000,000 Preferred Shares, $0.0001 par value per share. As of the date hereof, SIMI has 4,925,000 common shares issued and outstanding, of which 2,000,000 are unrestricted. SIMI is not presently a public company. Within ninety (90) days after the closing herein, it intends to file Form 211 for the purpose of being traded on the NASDAQ OTC Bulletin Board.

As of the Closing Date hereof, no shares of Preferred Stock will be issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. SIMI has no other securities, warrants or options authorized or issued.

     Section 1.3     Subsidiaries and Predecessor Corporations.
 SIMI does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4     Options and Warrants.   There are no existing
options, warrants, calls or commitments of any character to which SIMI is a party and by which it is bound.

     Section 1.5     Financing.    SIMI undertook a Regulation D,
504 Offering, whereby SIMI raised $50,000 and issued 2,000,000 shares of SIMI to such investors. Such shares are included in the issued and outstanding shares as set forth in Section 1.2 hereinabove.

     Section 1.6     Litigation and Proceedings.   To the best of
SIMI's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against SIMI or affecting SIMI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of SIMI. SIMI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.7      Material Contract Defaults.   To the best of
SIMI's knowledge and belief, SIMI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of SIMI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which SIMI has not taken adequate steps to prevent such a default from occurring.

     Section 1.8     No Conflict With Other Instruments.   The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which SIMI is a party or to which any of its properties or operations are subject.

     Section 1.9      Governmental Authorizations.   To the best
of SIMI's knowledge, SIMI has all licenses, franchises, permits or other governmental authorizations legally required to enable SIMI to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by SIMI of this Agreement and the consummation of SIMI of the transactions contemplated hereby.

                          ARTICLE II

        REPRESENTATIONS, COVENANTS AND WARRANTIES OF SICOR

     As an inducement to and to obtain the reliance of NewSoft, Sicor represents and warrants as follows:

     Section 2.1 Organization. Sicor is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Sicor Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Sicor as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Sicor's articles of incorporation or bylaws. Sicor has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 2.2    Capitalization.   The authorized
capitalization of Sicor consists of 50,000,000 Common Shares, $0.0001 par value per share, and 10,000,000 Preferred Shares, $0.0001 par value per share.
As of March 13, 1998, Sicor has 10,879,050 common shares issued and outstanding. Sicor is not presently a public company.

As of the Closing Date hereof, no shares of Preferred Stock will be issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Sicor has no other securities, warrants or options authorized or issued.

     Section 2.3     Subsidiaries and Predecessor Corporations.
Other than SIMI, Sicor does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 2.4     Options and Warrants.   There are no existing
options, warrants, calls or commitments of any character to which Sicor is a party and by which it is bound.

     Section 2.5     Litigation and Proceedings.   To the best of
Sicor's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Sicor or affecting Sicor or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Sicor. Sicor does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 2.6     Material Contract Defaults.   To the best of
Sicor's knowledge and belief, Sicor is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Sicor, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Sicor has not taken adequate steps to prevent such a default from occurring.

     Section 2.7     No Conflict With Other Instruments.   The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Sicor is a party or to which any of its properties or operations are subject.

     Section 2.8     Governmental Authorizations.   To the best of
Sicor's knowledge, Sicor has all licenses, franchises, permits or other governmental authorizations legally required to enable Sicor to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Sicor of this Agreement and the consummation of Sicor of the transactions contemplated hereby.

                          ARTICLE III

            REPRESENTATIONS, COVENANTS AND WARRANTIES

                          OF NEWSOFT

     As an inducement to, and to obtain the reliance of SIMI and Sicor, NewSoft represents and warrants as follows:

     Section 3.1     Organization.     NewSoft is a corporation
duly organized, validly existing and in good standing under the laws of Germany and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the NewSoft Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments (or German equivalent documents) thereto of NewSoft as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of NewSoft's certificate of incorporation or bylaws
(or German equivalent documents).    NewSoft has full power,
authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 3.2     Capitalization.     The authorized
capitalization of NewSoft consists of 500 votes. As of the date hereof there are 500 votes issued and outstanding to the following: Jorg Zimmermann - 400; Erika Zimmermann- 100. All issued and outstanding NewSoft shares have been legally issued, partially paid, are nonassessable and will be fully paid as of April 15, 1998.

     Section 3.3      Subsidiaries.     NewSoft has no subsidiary
companies.

     Section 3.4     Tax Matters; Books & Records

     (a) The books and records, financial and others, of NewSoft are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

     (b) Except for income taxes\VAT due for the 1997 tax year, NewSoft has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes
(including any deficiencies, interest or penalties).

     Section 3.5     Information.     The information concerning
NewSoft as set forth in this Agreement and in the NewSoft Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 3.6     Absence of Certain Changes or Events.
Except as described herein or in the NewSoft Schedules, since
December 31, 1997                                :

     (a) NewSoft has not: (i) amended its certificate of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of NewSoft; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

     (b) NewSoft has not: (i) granted or agreed to grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

     (c) to the best knowledge of NewSoft, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of NewSoft.

     Section 3.7     Title and Related Matters.     NewSoft has
good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent NewSoft balance sheet and the NewSoft Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the NewSoft Schedules, NewSoft owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with NewSoft's business. Except as set forth in the NewSoft Schedules, no third party has any right to, and NewSoft had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of NewSoft or any material portion of its properties, assets or rights.

     Section 3.8     Litigation and Proceedings.     There are no
actions, suits or proceedings pending or, to the best of NewSoft's knowledge and belief, threatened by or against or affecting NewSoft, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of NewSoft. NewSoft does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 3.9     Contracts.     On the Closing Date:

     (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which NewSoft is a party or by which it or any of its properties are bound;

     (b) NewSoft is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as NewSoft can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of NewSoft; and

     (c) NewSoft is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000;
(v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

     Section 3.10     No Conflict With Other Instruments.     The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which NewSoft is a party or to which any of its properties or operations are subject.

     Section 3.11     Material Contract Defaults.   To the best of
NewSoft's knowledge and belief, NewSoft is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of NewSoft, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which NewSoft has not taken adequate steps to prevent such a default from occurring.

     Section 3.12     Governmental Authorizations.     To the best
of NewSoft's knowledge, NewSoft has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by NewSoft of the transactions contemplated hereby.

     Section 3.13     Compliance With Laws and Regulations.     To
the best of NewSoft's knowledge and belief, NewSoft has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business; operations, properties, assets or condition of NewSoft or would not result in NewSoft's incurring any material liability.

     Section 3.14     Insurance.     All of the insurable
properties of NewSoft are insured for NewSoft's benefit in accordance with the insurance policies disclosed in the NewSoft
Schedules under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

     Section 3.15     Approval of Agreement.     The holders of  a
majority of the Common Voting Shares outstanding of NewSoft have authorized the execution and delivery of the Agreement by NewSoft and have approved the transactions contemplated hereby.

     Section 3.16     Material Transactions or Affiliations.
As of the Closing Date, there will exist no material contract, agreement or arrangement between NewSoft and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by NewSoft to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of NewSoft and which is to be performed in whole or in part after the date hereof. NewSoft has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 3.17     Labor Relations.     NewSoft has never had a
work stoppage resulting from labor problems.

     Section 3.18     NewSoft Schedules.     Upon execution
hereof, NewSoft shall deliver to SIMI the following schedules, which are collectively referred to as the "NewSoft Schedules" which are dated the date of this Agreement, all certified by an officer of NewSoft to be complete, true and accurate:

     (a) complete and correct copies of the certificate of incorporation, bylaws and amendment (or German equivalent) thereto of NewSoft as in effect as of the date of this Agreement;

     (b) copies of two (2) previous years financial statements of NewSoft;

1. copies of two (2) previous years income and any other tax returns of NewSoft;

2. all contracts of NewSoft presently in effect, including, but not limited to, the Panorama Software contract;

3.     Disclosure Statement, and Officers and Directors
Questionnaires, both required for filing Form 211 with the NASD for purposes of applying to the NASDAQ OTC Bulletin Board;

     (f) the description of any material adverse change in the business, operations, property, assets, or condition of NewSoft since December 31, 1997 required to be provided pursuant to
Section 2.5; and

     (g) any other information, together with any required copies of documents, required to be disclosed in the NewSoft
Schedules by Sections 3.1 through 3.17.

     NewSoft shall cause the NewSoft Schedules and the instruments to be delivered to SIMI hereunder to be updated after the date hereof up to and including the Closing Date.

                          ARTICLE IV
                          ----------

         EXCHANGE PROCEDURE AND OTHER CONSIDERATION

     Section 4.1     Share Exchange/Delivery of NewSoft
                     Securities.

   On the Closing Date, the holders of NewSoft Common Shares (or the German equivalent) shall deliver to SIMI (i) certificates or other documents evidencing all of the issued and outstanding NewSoft Common Shares, duly endorsed in blank or with executed power attached thereto in transferrable form (or its German equivalent). On the Closing Date, all previously issued and outstanding Common Shares of NewSoft (or its German equivalent) shall be canceled and all rights in respect thereof shall cease and SIMI shall receive such shares in NewSoft, the German corporation, so that NewSoft shall become a wholly owned subsidiary of SIMI. NewSoft's German legal counsel shall take all appropriate action in Germany to confirm such transaction.

     Section 4.2     Issuance of NewSoft Common Shares.     In
exchange for all of the NewSoft Common Shares tendered pursuant to
Section 4.1, SIMI shall issue an aggregate of 275,000 "restricted" SIMI Common Shares as follows: Jorg Zimmermann 275,000 shares. Such shares shall be "restricted" for two (2) years from issuance.

     Section 4.3 Other Consideration. NewSoft shall receive the following additional consideration:

     (a)  $60,000.00 payable at the Closing Date;

     (b) $20,000.00 per month for a twelve (12) month period commencing thirty (30) days after the Closing Date;

     (c) Nigel Kaufman and Jorg Zimmermann shall each receive twenty (20%) percent of the Earnings Before Income Tax (determined in accordance with generally accepted accounting principles in the United States) of SIMI.

     (d) 250,000 "Restricted" Sicor, Inc. Common Shares
(restricted for a two year period from issuance) as follows:
250,000 to Jorg Zimmermann.

     (e) Management Incentive Shares - Nigel Kaufman and Jorg Zimmermann shall receive the following additional common shares of SIMI (restricted for a two year period from the date of issuance):
(i) If for 1998, Gross Revenues (as determined in accordance with generally accepted accounting principles in the United States) of SIMI (based on this acquisition of NewSoft solely, specifically, the NewSoft German operations) are in excess of $2,000,000 U.S., an additional 250,000 shares each of SIMI shall be issued to the NewSoft Shareholders; (ii) If for 1998, Gross Revenues (as determined in accordance with generally accepted accounting principles in the United States) of SIMI (based on this acquisition of NewSoft solely, specifically, the NewSoft German operations) are in excess of $5,000,000 U.S., an additional
250,000 shares each of SIMI shall be issued to the NewSoft
Shareholders.

     (f) NewSoft is presently negotiating a transaction with Telekom regarding the ADABAS feature. If such transaction is consummated, all profits regarding such transaction shall be divided as follows: 40% - Kaufman; 40% - Zimmermann; 20% - SIMI.

     (g) NewSoft presently has a contract with Panorama, Inc. Pursuant to this agreement, NewSoft has agreed to give up its exclusive contract with Panorama for 1998 for the following consideration. Such contract provides for an initial payment of $20,000 to each of Nigel Kaufman and Jorg Zimmermann and ten (10) additional payments of $10,000 to each of Nigel Kaufman and Jorg Zimmermann. The terms of the contract require that payments be made to NewSoft directly. After this Agreement is completed, SIMI shall be the sole shareholder of NewSoft. Therefore, SIMI hereby agrees to pay Kaufman and Zimmermann equally such amounts after received from Panorama, Inc.

     Section 4.3     Events Prior to Closing.     Upon execution
hereof or as soon thereafter as practical, management of NewSoft and SIMI shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

     Section 4.4     Closing.     The closing ("Closing") of the
transactions contemplated by this Agreement shall be on or about
March 21, 1998 ("Closing Date").
     Section 4.5     Termination.

     (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either SIMI, Sicor or NewSoft, respectively, at any time prior to the Closing
Date if:

     (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

     (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

     In the event of termination pursuant to this paragraph (a) of this Section 4.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of SIMI or Sicor if NewSoft shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of NewSoft contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to NewSoft. If this Agreement is terminated pursuant to this paragraph (b) of this Section 4.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 4.6 Directors of SIMI After Acquisition. Upon the Closing, the Board of Directors of SIMI shall be the following: William H. Luckman, Nigel Kaufman and Jorg Zimermann. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal. Notwithstanding same, Messrs. Kaufman and Zimmermann shall be directors for at least a three (3) year period from closing. The majority of shareholders can not vote otherwise during such three (3) year period, unless each is terminated in accordance with employment agreements based on "cause" only.

     Section 4.7     Officers of SIMI.     Upon the closing, the
following persons shall be elected as officers of SIMI in accordance with procedures set forth in the SIMI bylaws:

NAME                             OFFICE
-----                            ------
William H. Luckman               Chief Executive Officer and
                                 President
William H. Luckman               Treasurer
William H. Luckman               Secretary

     Section 4.8 Post Closing Requirements of German Operation Company. Subsequent to closing of this transaction, the German operating company (wholly-owned subsidiary of SIMI) shall
undertake the following:     (i) provide all financial information
to William H. Luckman on a bi-weekly basis; (ii) maintain a Year 2000 factory and operational facilities in Germany in a commercial office space acceptable to William H. Luckman, in his sole and absolute discretion; (iii) maintain a separate operating bank account in the United States, in which William H. Luckman shall have sole signatory authority and discretion; (iv) provide William
H. Luckman duplicate statements of the German bank account immediately after receipt of same; and (v) after Closing, an audit of NewSoft's previous financial statements shall be audited for United States tax purposes, at the sole expense of SIMI. NewSoft and the NewSoft Shareholders shall cooperate fully with SIMI regarding same.

                           ARTICLE V
                           ---------

SPECIAL COVENANTS

     Section 5.1     Access to Properties and Records.     Prior
to closing, NewSoft , SIMI and Sicor will each afford to the officers and authorized representatives of the other full access to the properties, books and records of NewSoft, SIMI and Sicor as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of NewSoft, SIMI and Sicor as the case may be, as the other shall from time to time reasonably request.

     Section 5.2     Availability of Rule 144.     Each of the
parties acknowledge that the stock of both SIMI and Sicor to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act. SIMI and Sicor are under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of SIMI and Sicor holding restricted securities of SIMI as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 5.2 shall survive the Closing and the consummation of the transactions herein contemplated. All "restricted" shares issued in accordance with this Agreement shall be restricted in accordance with Rule 144 for two (2) years from the date of issuance.

     Section 5.3 Special Covenants and Representations Regarding the NewSoft Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the SIMI and Sicor Common Shares to the Shareholders of NewSoft as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the NewSoft Shareholders acquire such securities.

     Section 5.4     Third Party Consents.     NewSoft, SIMI and
Sicor agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.
     Section 5.5     Actions Prior and Subsequent to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the NewSoft Schedules or as permitted or contemplated by this Agreement, NewSoft will each use its best efforts to:

     (i) carry on its business in substantially the same manner as it has heretofore;

     (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

     (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

     (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

     (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities in Germany.

     (b) From and after the date of this Agreement until the Closing Date, NewSoft will not, without the prior consent of SIMI and Sicor:

     (i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

     (ii)     declare or pay any dividend on its outstanding
Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

     (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

     (v) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

     (vi)     purchase or redeem any Common Shares.

     Section 5.6     Indemnification.

     (a) NewSoft and Jorg Zimmermann and Nigel Kaufman, individually, hereby agree to indemnify SIMI and Sicor each of the officers, agents and directors of SIMI and Sicor as of the date of execution of this Agreement including, but not limited to William
H. Luckman, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against and litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement, including, but not limited to, misrepresentations by Erika Zimmermann . The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

     (b) SIMI and Sicor and its officers and directors hereby agrees to indemnify NewSoft and each of the officers, agents, directors and current shareholders of NewSoft as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 3.4 (b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                        ARTICLE VI
                        ----------

CONDITIONS PRECEDENT TO OBLIGATIONS OF SIMI

     The obligations of SIMI and Sicor under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.1     Accuracy of Representations.     The
representations and warranties made by NewSoft in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and NewSoft shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by NewSoft prior to or at the Closing. SIMI and Sicor shall be furnished with a certificate, signed by a duly authorized officer of NewSoft and dated the Closing Date, to the foregoing effect.

     Section 6.2     Shareholder Approval.     All of the
Shareholders of NewSoft shall have approved this Agreement and the transactions contemplated herein.

     Section 6.3     Officer's Certificate.     SIMI and Sicor
shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of NewSoft to the effect that: (a) the representations and warranties of NewSoft set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) NewSoft has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to SIMI, Sicor and NewSoft have not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) No litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of NewSoft, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the NewSoft Schedules, by or against NewSoft which might result in any material adverse change in any of the assets, properties, business or operations of NewSoft.

     Section 6.4     No Material Adverse Change.     Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or NewSoft.

     Section 6.5     Opinion of Counsel to NewSoft.     SIMI and
Sicor shall receive an opinion dated the Closing date of March 21, 1998, counsel to NewSoft, in substantially the following form:

     (a) NewSoft is a corporation duly organized, validly existing, and in good standing under the laws of Germany and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualifications;

     (b) To the best knowledge of such legal counsel, the execution and delivery by NewSoft of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of NewSoft's certificate of incorporation or Bylaws or violate any court order, writ, injunction or decree applicable to NewSoft, or its properties or assets;

     (c) All issued and outstanding Share Certificates are legally issued, fully paid and nonassessable. Except as set forth in the NewSoft Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating NewSoft to issue any additional Share Certificates.

     (d) This Agreement has been duly and validly authorized, executed and delivered by NewSoft;

     (e) To the best knowledge of such legal counsel, except as set forth in the NewSoft Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting NewSoft or its properties, at laws or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

     (f) NewSoft has taken all actions required by the applicable laws of Germany to permit the acquisition of the outstanding shares of NewSoft into SIMI.

     Section 6.6     Other Items.     SIMI shall have received
such further documents, certificates or instruments relating to the transactions contemplated hereby as SIMI may reasonably
request.
                          ARTICLE VII
                          -----------

CONDITIONS PRECEDENT TO OBLIGATIONS OF NEWSOFT

     The obligations of NewSoft under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

     Section 7.1     Accuracy of Representations.     The
representations and warranties made by SIMI and Sicor in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and SIMI and Sicor shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by SIMI and Sicor prior to or at the Closing. NewSoft shall have been furnished with a certificate, signed by a duly authorized executive officer of SIMI and Sicor and dated the Closing Date, to the foregoing effect.

     Section 7.2     Officer's Certificate.     NewSoft shall be
furnished with a certificate dated the Closing date and signed by a duly authorized officer of SIMI and Sicor to the effect that:
(a) the representations and warranties of SIMI and Sicor set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and
(b) SIMI and Sicor had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

     Section 7.3     No Material Adverse Change.     Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of SIMI or Sicor.

     Section 7.4     Opinion of Counsel to SIMI.      NewSoft
shall receive an opinion dated the Closing Date of Richard I.
Anslow & Associates, counsel to SIMI and Sicor, in substantially the following form:

     (a) SIMI (and Sicor) is a corporation duly organized, validly existing, and in good standing under the laws of the state of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

     (b) To the best knowledge of such legal counsel, the execution and delivery by SIMI and Sicor of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of SIMI's or Sicor's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to SIMI or Sicor or its properties or assets;

     (c)     The authorized capitalization of SIMI and Sicor
consists of 50,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value
$0.0001 per share.  As of the Closing Date, there will be the following issued and outstanding common shares of SIMI: 4,925,000 common
shares of which 2,925,000 are "restricted" shares.   As of
February 18, 1998, the following issued and outstanding common shares of Sicor were: 10,879,050 common shares of which 10,000,000
are "restricted" shares.   In addition, in accordance with the
terms of this Agreement, the NewSoft Shareholders shall obtain
275,000 SIMI "restricted" common shares under Rule 144, restricted for a two (2) year period.

There are no Preferred Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and issued in violation of the preemptive rights of any person;

     (d) The SIMI and Sicor Common Shares to be issued to the NewSoft Shareholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable;

     (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of SIMI and Sicor, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     (f) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened by or against SIMI or Sicor or affecting SIMI's or Sicor's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind; and

     (g) SIMI and Sicor have taken all actions required by the applicable laws of the state of Florida to permit the issuance of the SIMI and Sicor Common Shares to the NewSoft Shareholders.

                          ARTICLE VIII
                          ------------

                         MISCELLANEOUS

     Section 8.1     Brokers and Finders.     Each party hereto
hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 8.2     Law.  Forum and Jurisdiction.     This
Agreement shall be construed and interpreted in accordance with the laws of the State of New York, United States of America.

     Section 8.3     Notices.     Any notices or other
communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to SIMI and Sicor:     Richard I. Anslow & Associates
                          4255 Route 9, Suite D
                          Freehold, New Jersey 07728

If to NewSoft:            Jorg Zimmermann
                          NewSoft GmbH
                          Am Altenrod 7, D-35321
                          Laubach, Germany

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

     Section 8.4     Attorneys' Fees.     In the event that any
party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parities shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fee, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 8.5     Confidentiality.     Each party hereto agrees
with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not used such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 8.6     Schedules; Knowledge.     Each party is
presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 8.7     Third Party Beneficiaries.     This contract
is solely among NewSoft, NewSoft Shareholders, SIMI and Sicor and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 8.8     Entire Agreement.     This Agreement
represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.

There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except a set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 8.9     Survival; Termination.     The
representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 8.10     Counterparts.     This Agreements may be
executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 8.11      Amendment or Waiver.     Every right and
remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 8.12     Incorporation of Recitals.     All of the
recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 8.13     Expenses.     Each party herein shall bear
all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

     Section 8.14     Headings; Context.     The headings of the
sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 8.15     Benefit.     This Agreement shall be binding
upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 8.16     Public Announcements.     Except as may be
required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 8.17     Severability.     In the event that any
particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 8.18     Failure of Conditions; Termination.     In
the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 8.19     No Strict Construction.     The language of
this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against wither party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 8.20     Execution Knowing and Voluntary.     In
executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.
                                STRATEGIC INFORMATION MANAGEMENT
                                INCORPORATED

ATTEST:
/s/ William H. Luckman          By:/s/ William H. Luckman
----------------------          -----------------------
William H. Luckman,             William H. Luckman, President
Secretary
                                SICOR, INC.
ATTEST:
/s/ William H. Luckman          By: /s/David E. Yancy
----------------------          --------------------
William H. Luckman,             David E. Yancy, President
Secretary
ATTEST:                         NEWSOFT GMBH
/s/ Nigel Kaufman               By: Jorg Zimmermann
-----------------               -------------------
Nigel Kaufman                       Jorg Zimmermann
                                NEWSOFT SHAREHOLDERS:
WITNESS:
                                By: s/s Jorg Zimmerman
                                -----------------------
                                        JORG ZIMMERMAN

Please see statement below

ERIKA ZIMMERMANN

Statement of Erika Zimmermann:

I - Erika Zimmermann - own 20% of NewSoft GmbH. From the very beginning NewSoft GmbH was constructed in a way that I would not have any influence on the ongoing business neither take any responsibilities or liabilities for NewSoft. This was worked out under German law. I am not and cannot be made responsible for any activities of or misrepresentations made by the representatives NewSoft GmbH. As this contract demands many obligations for the future - which I cannot and will not influence - as well as it demands to make specific information available which I cannot provide I don't feel able to sign for the whole contents of this agreement.

I hereby tender my shares according to the conditions described hereinabove however, my signature is restricted to this purpose only.

Laubach, March 21st, 1998

/s/ Erika Zimmermann
---------------------
ERIKA ZIMMERMANN

                        EXHIBIT "A"
                LIST OF NEWSOFT SHAREHOLDERS *
     Name                                    % of Shares
     -------                                 ------------
     Jorg Zimmermann                            80%
     Erika Zimmermann                           20%
                                              ------------
          TOTAL                                100%

EXHIBIT 10.2 STOCK PURCHASE AGREEMENT BETWEEN EUROSOFT CORP. AND
SICOR, INC.
---------------------------------------------------------------

           STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

                        by and among

                       EUROSOFT CORP.

                  a Florida Corporation

                           and

                        SICOR, INC.
                  a Florida Corporation

             effective as of October 2, 1998

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

     THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE, made and entered into this 2nd day of October, 1998, by and among Eurosoft Corp., a Florida corporation with its principal place of business located at 11300 U.S. Highway 1, Suite 400, North Palm Beach, Florida 33408 ("Eurosoft") and Sicor, Inc., a Florida Corporation with its principal place of business at 116 Village Boulevard, Suite 200,Princeton, New Jersey 08540 ("Sicor").

                          Premises

     A. This Agreement provides for the acquisition of Sicor, presently, an approximately 49% shareholder of Eurosoft, by Eurosoft whereby Sicor shall become a wholly owned subsidiary of Eurosoft and in connection therewith, the issuance of two (2) shares of Eurosoft to each Sicor Shareholder for each share of Sicor owned.

     B. The majority shareholders and boards of directors of Eurosoft and Sicor have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

                          Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                         ARTICLE I
                         ---------

          REPRESENTATIONS, COVENANTS AND WARRANTIES OF

                         EUROSOFT

     As an inducement to and to obtain the reliance of Sicor, Eurosoft represents and warrants as follows:

     Section 1.1 Organization. Eurosoft is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Eurosoft Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Eurosoft as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Eurosoft's articles of incorporation or bylaws. Eurosoft has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2     Capitalization.     The authorized
capitalization of Eurosoft consists of 50,000,000 Common Shares, $0.0001 par value per share, and 10,000,000 Preferred Shares, $0.0001 par value per share. As of the date hereof, Eurosoft has 6,075,000 common shares issued and outstanding, of which 2,200,000 are unrestricted. Eurosoft is presently a public company.

     As of the Closing Date hereof, no shares of Preferred Stock will be issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

Eurosoft has no securities, warrants or options authorized or issued, except for an option to purchase an additional 170,000 shares at $4.00 per share received through a Confidential Term
Sheet.

     Section 1.3     Subsidiaries.     Eurosoft has no
subsidiaries.

     Section 1.4     Options and Warrants.     There are no
existing options, warrants, calls or commitments of any character to which Eurosoft is a party and by which it is bound.

     Section 1.5     Litigation and Proceedings.     To the best
of Eurosoft's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Eurosoft or affecting Eurosoft or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Eurosoft. Eurosoft does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.6     Material Contract Defaults.     To the best
of Eurosoft's knowledge and belief, Eurosoft is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Eurosoft, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Eurosoft has not taken adequate steps to prevent such a default from occurring.

     Section 1.7     No Conflict With Other Instruments.     The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Eurosoft is a party or to which any of its properties or operations are subject.

     Section 1.8     Governmental Authorizations.     To the best
of Eurosoft's knowledge, Eurosoft has all licenses, franchises, permits or other governmental authorizations legally required to enable Eurosoft to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Eurosoft of this Agreement and the consummation of Eurosoft of the transactions contemplated hereby.

                        ARTICLE II
                        ----------

          REPRESENTATIONS, COVENANTS AND WARRANTIES
                        OF SICOR

     As an inducement to, and to obtain the reliance of Eurosoft, Sicor represents and warrants as follows:

     Section 2.1     Organization.     Sicor is a corporation duly
organized, validly existing and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Sicor Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Sicor as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Sicor's certificate of incorporation or
bylaws.    Sicor has full power, authority and legal right and has
taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 2.2     Capitalization.     The authorized
capitalization of Sicor consists of 50,000,000 shares, $0 .0001 par value. As of the date hereof, there are 12,961,035 shares issued and outstanding of which none are unrestricted.
     As of the Closing date hereof, no shares of Preferred Stock will be issued and outstanding. All issued and outstanding Sicor shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. Sicor has no other securities, warrants or options authorized or issued.

     Section 2.3      Subsidiaries.     Sicor has no subsidiaries.

     Section 2.4     Tax Matters; Books & Records

     (a) The books and records, financial and others, of Sicor are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;
and

     (b) Sicor has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes
(including any deficiencies, interest or penalties).

     Section 2.5     Information.     The information concerning
Sicor as set forth in this Agreement and in the Sicor Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6     Absence of Certain Changes or Events.
Except as described herein or in the Sicor Schedules, since
September 30, 1997:

     (a) Sicor has not: (i) amended its certificate of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Sicor; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

     (b) Sicor has not: (i) granted or agreed to grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

     (c) to the best knowledge of Sicor, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Sicor.

     Section 2.7     Title and Related Matters.     Sicor has good
and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Sicor Schedules, Sicor owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Sicor's business. Except as set forth in the Sicor Schedules, no third party has any right to, and Sicor had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Sicor or any material portion of its properties, assets or rights.

     Section 2.8     Litigation and Proceedings.     There are no
actions, suits or proceedings pending or, to the best of Sicor's knowledge and belief, threatened by or against or affecting Sicor, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Sicor. Sicor does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9     Contracts.     On the Closing Date:

     (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Sicor is a party or by which it or any of its properties are bound;

     (b) Sicor is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Sicor can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Sicor; and

     (c)     Sicor is not a party to any material oral or written:
(i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

     Section 2.10     No Conflict With Other Instruments.     The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Sicor is a party or to which any of its properties or operations are subject.

     Section 2.11     Material Contract Defaults.     To the best
of Sicor's knowledge and belief, Sicor is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Sicor, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Sicor has not taken adequate steps to prevent such a default from occurring.

     Section 2.12     Governmental Authorizations.     To the best
of Sicor's knowledge, Sicor has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Sicor of the transactions contemplated hereby.

     Section 2.13     Compliance With Laws and Regulations.     To
the best of Sicor's knowledge and belief, Sicor has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Sicor or would not result in Sicor's incurring any material liability.

     Section 2.14     Insurance.     All of the insurable
properties of Sicor are insured for Sicor's benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

     Section 2.15     Approval of Agreement.     The holders of  a
majority of the Common Voting Shares outstanding of Sicor have authorized the execution and delivery of the Agreement by Sicor and have approved the transactions contemplated hereby.

     Section 2.16     Material Transactions or Affiliations.
As of the Closing Date, there will exist no material contract, agreement or arrangement between Sicor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Sicor to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Sicor and which is to be performed in whole or in part after the date hereof. Sicor has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

                       ARTICLE III

         EXCHANGE PROCEDURE AND OTHER CONSIDERATION

     Section 3.1 Share Exchange/Delivery of Sicor Securities. On the Closing Date, the holders of Sicor Common Shares shall deliver to Eurosoft (i) certificates or other documents evidencing all of the issued and outstanding Sicor Common Shares, duly endorsed in blank or with executed power attached thereto in transferrable form. On the Closing Date, all previously issued and outstanding Common Shares of Sicor shall be canceled and all rights in respect thereof shall cease and Eurosoft shall receive such shares in Sicor, so that Sicor shall become a wholly owned subsidiary of Eurosoft.

     Section 3.2     Issuance of Eurosoft Common Shares.     In
exchange for all of the Sicor Common Shares tendered pursuant to
Section 3.1, Eurosoft shall issue to each Sicor shareholder an amount equal to two (2) shares of Eurosoft for every share of Sicor owned at the date of the merger. Such shares shall be restricted under Rule 144 of the 1933 Securities Act.

     Section 3.3     Events Prior to Closing.     Upon execution
hereof or as soon thereafter as practical, management of Sicor and Eurosoft shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

     Section 3.4     Closing.     The closing ("Closing") of the
transactions contemplated by this Agreement shall be on or about
October 9, 1998 ("Closing Date").

     Section 3.5     Termination.

     (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either Eurosoft or Sicor, respectively, at any time prior to the Closing Date if:

     (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

     (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.
     In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

    (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Eurosoft if Sicor shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Sicor contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Sicor. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6     Directors of Eurosoft After Acquisition.
Upon the Closing, the Board of Directors of Eurosoft shall be the following: William H. Luckman, David E. Yancy, Nigel Kaufman, Jorg Zimmermann and Dennis B. Woodfield and Robert C. Hoehl. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

     Section 3.7     Officers of Eurosoft.     Upon the closing,
the following persons shall be elected as officers of Eurosoft in accordance with procedures set forth in the Eurosoft bylaws:

      NAME                              OFFICE
      David E. Yancy         Chairman of the Board of Directors
                             and Chief Executive Officer
      Nigel Kaufman          President and Chief Operating Officer
      William H. Luckman     Senior Vice President/Treasurer
                             Secretary
      Dennis B. Woodfield    Vice President
      Robert C. Hoehl        Vice President

                         ARTICLE IV
                         ----------

                      SPECIAL COVENANTS

     Section 4.1     Access to Properties and Records.     Prior
to closing, Sicor and Eurosoft will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

     Section 4.2     Availability of Rule 144.     Eurosoft and
Sicor shareholders holding "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act will remain as "restricted securities". Eurosoft is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of Eurosoft and Sicor holding restricted securities of Eurosoft and Sicor as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3     Special Covenants and Representations
Regarding the Eurosoft Common Shares to be Issued in the Exchange.

   The consummation of this Agreement, including the issuance of the Eurosoft Common Shares to the Shareholders of Sicor as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Sicor Shareholders acquire such securities.

     Section 4.4     Third Party Consents.     Sicor and Eurosoft
agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.5     Actions Prior and Subsequent to Closing.

     (a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, Sicor will each use its best efforts to:

     (i) carry on its business in substantially the same manner as it has heretofore;

     (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

     (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

     (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

     (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, Sicor will not, without the prior consent of
Eurosoft:

     (i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

     (ii)     declare or pay any dividend on its outstanding
Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

     (iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

     (v) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

     (vi)     purchase or redeem any Common Shares.

     Section 4.6     Indemnification.

     (a) Sicor and David E. Yancy, individually, hereby agree to indemnify Eurosoft and each of the officers, agents and directors of Eurosoft as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement, including, but not limited to, misrepresentations . The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

     (b) Eurosoft and its officers and directors hereby agrees to indemnify Sicor and each of the officers, agents, directors and current shareholders of Sicor as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                          ARTICLE V
                          ---------

         CONDITIONS PRECEDENT TO OBLIGATIONS OF EUROSOFT

     The obligations of Eurosoft under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1     Accuracy of Representations.     The
representations and warranties made by Sicor in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Sicor shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Sicor prior to or at the Closing. Eurosoft shall be furnished with a certificate, signed by a duly authorized officer of Sicor and dated the Closing Date, to the foregoing effect.

     Section 5.2     Shareholder Approval.     A majority of the
outstanding Common Shares  of Sicor shall have approved this
Agreement and the transactions contemplated herein.
     Section 5.3     Officer's Certificate.     Eurosoft shall
have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Sicor to the effect that:
(a) the representations and warranties of Sicor set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Sicor has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective
Date; (c) since such date and other than as previously disclosed to Eurosoft, Sicor has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Sicor, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Sicor Schedules, by or against Sicor which might result in any material adverse change in any of the assets, properties, business or operations of Sicor.

     Section 5.4     No Material Adverse Change.     Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or Sicor.
     Section 5.5     Other Items.     Eurosoft shall have received
such further documents, certificates or instruments relating to the transactions contemplated hereby as Eurosoft may reasonably request.

                           ARTICLE VI
                           ----------

             CONDITIONS PRECEDENT TO OBLIGATIONS OF SICOR

     The obligations of Sicor under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

     Section 6.1     Accuracy of Representations.     The
representations and warranties made by Eurosoft in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Eurosoft shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Eurosoft prior to or at the Closing. Sicor shall have been furnished with a certificate, signed by a duly authorized executive officer of Eurosoft and dated the Closing Date, to the foregoing effect.

     Section 6.2     Shareholder Approval.   A majority of the
outstanding Common Shares of Eurosoft shall have approved this Agreement and the transactions contemplated herein.

     Section 6.3     Officer's Certificate.     Sicor shall be
furnished with a certificate dated the Closing date and signed by a duly authorized officer of Eurosoft to the effect that: (a) the representations and warranties of Eurosoft set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Eurosoft had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

     Section 6.4     No Material Adverse Change.     Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Eurosoft.

                          ARTICLE VII
                          -----------

                         MISCELLANEOUS

     Section 7.1     Brokers and Finders.     Each party hereto
hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2     Law,  Forum and Jurisdiction.     This
Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, United States of America.

     Section 7.3     Notices.     Any notices or other
communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Eurosoft and :     Richard I. Anslow & Associates
                         4255 Route 9, Suite D
                         Freehold, New Jersey 07728

If to Sicor:             Richard I. Anslow & Associates
                         4255 Route 9, Suite D
                         Freehold, New Jersey 07728

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     Section 7.4     Attorneys' Fees.     In the event that any
party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5     Confidentiality.     Each party hereto agrees
with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6     Schedules; Knowledge.     Each party is
presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7     Third Party Beneficiaries.     This contract
is solely between Sicor and Eurosoft and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8     Entire Agreement.     This Agreement
represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9     Survival; Termination.     The
representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10     Counterparts.     This Agreement may be
executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11      Amendment or Waiver.     Every right and
remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12     Incorporation of Recitals.     All of the
recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13     Expenses.     Each party herein shall bear
all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

     Section 7.14     Headings; Context.     The headings of the
sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15     Benefit.     This Agreement shall be binding
upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16     Public Announcements.     Except as may be
required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto. Notwithstanding same, both parties agree that Eurosoft will be issuing a press release regarding this transaction.

     Section 7.17     Severability.     In the event that any
particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18     Failure of Conditions; Termination.     In
the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19     No Strict Construction.     The language of
this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20     Execution Knowing and Voluntary; Conflict of
Interest.     In executing this Agreement, the parties severally
acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind; and (d) acknowledges and agrees that Richard I. Anslow & Associates shall be representing both parties and waives such conflict of interest.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.
                                 EUROSOFT CORP.
ATTEST:
                                 By: /s/ William H. Luckman
-----------------------------    --------------------------
WILLIAM H. LUCKMAN, Secretary    WILLIAM H. LUCKMAN, President

ATTEST:                          SICOR, INC
                                 By:/s/ David E. Yancy
-----------------------------    ---------------------------
WILLIAM H. LUCKMAN, Secretary    DAVID E. YANCY,President

EXHIBIT 10.3    STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE
BETWEEN EUROSOFT AND DO-IT DEVELOPMENT INTERNATIONAL OY
---------------------------------------------------------------

         STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

                        by and among

                        EUROSOFT CORP.
                   a Florida Corporation

                           and

             Do it-DEVELOPMENT INTERNATIONAL OY
                  a Finnish Corporation

             effective as of December 3, 1998

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

     THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE, made and entered into this 3rd day of December, 1998, by and among EuroSoft Corp., a Florida corporation with its principal place of business located at 11300 U.S. Highway 1, Suite 44, North Palm Beach, Florida 33408 ("EuroSoft"), Do it-Development International Oy, a Finnish Corporation with its principal place of business at Sornaisten rantatie 27A, , FIN-00500, Helsinki, Finland ("Do it") and the individual listed on Exhibit "A" attached hereto and specifically incorporated herein by this reference (the "Do it Shareholders"), (Do it and Do it Shareholders jointly referred to as the "Do it Parties")

                        Premises

     A. This Agreement provides for the acquisition of Do it by EuroSoft whereby Do it shall become a wholly owned subsidiary of EuroSoft and in connection therewith, the issuance of 1,000,000 ($ 0.0001 par value per share) shares of restricted common stock of EuroSoft to the Do it Shareholders as designated on Exhibit "A", the payment of $100,000 and other consideration.

     B. The boards of directors of Do it and EuroSoft have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

                        Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                        ARTICLE I
                        ---------

          REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                         EUROSOFT

     As an inducement to and to obtain the reliance of Do it, EuroSoft represents and warrants as follows:

     Section 1.1 Organization. EuroSoft is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the EuroSoft Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of EuroSoft as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of EuroSoft's articles of incorporation or bylaws. EuroSoft has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2     Capitalization.     The authorized
capitalization of EuroSoft consists of 50,000,000 Common Shares, $0.0001 par value per share, and 10,000,000 Preferred Shares, $0.0001 par value per share. As of the date hereof, EuroSoft has 17,197,070 common shares issued and outstanding, of which 2,600,000 are unrestricted. EuroSoft is presently a public company listed on the NASDAQ OTC Bulletin Board.

As of the Closing Date hereof, no shares of Preferred Stock will be issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. EuroSoft has no other securities, warrants or options authorized or issued.

     Section 1.3     Subsidiaries and Predecessor Corporations.
EuroSoft does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4     Options and Warrants.     There are no
existing options, warrants, calls or commitments of any character to which EuroSoft is a party and by which it is bound.

     Section 1.5     Litigation and Proceedings.     To the best
of EuroSoft's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against EuroSoft, affecting EuroSoft or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of EuroSoft. EuroSoft does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.6     Material Contract Defaults.     To the best
of SIMI's knowledge and belief, EuroSoft is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of EuroSoft, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which EuroSoft has not taken adequate steps to prevent such a default from occurring.

     Section 1.7     No Conflict With Other Instruments.     The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which EuroSoft is a party or to which any of its properties or operations are subject.

     Section 1.8     Governmental Authorizations.     To the best
of EuroSoft's knowledge, EuroSoft has all licenses, franchises, permits or other governmental authorizations legally required to enable EuroSoft to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by EuroSoft of this Agreement and the consummation of EuroSoft of the transactions contemplated hereby.

                          ARTICLE II
                          ----------

            REPRESENTATIONS, COVENANTS AND WARRANTIES

                             OF Do it

     As an inducement to, and to obtain the reliance of EuroSoft, Do it represents and warrants as follows:

     Section 2.1     Organization.     Do it is a corporation duly
organized, validly existing and in good standing under the laws of Finland and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Do it Schedules (as hereinafter defined) are complete and correct copies of the Articles of Association and an Extract from the Trade Register of Do it as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Do it's Articles of Association
and Extract from the Trade Register.    Do it has full power,
authority and legal right and has taken all action required by law, its Articles of Association and Extract from the Trade Register or otherwise to authorize the execution and delivery of this Agreement.

     Section 2.2     Capitalization.     The authorized
capitalization of Do it consists of 150 shares, FIM 100,-each. As of the date hereof there are 150 Shares issued and outstanding to the following: Kari Sarvanto - 150. All issued and outstanding Do it shares have been legally issued, fully paid and are nonassessable as of November 30, 1998.

     Section 2.3      Subsidiaries.     Do it has no subsidiary
companies.

     Section 2.4     Tax Matters; Books & Records

     (a) The books and records, financial and others, of Do it are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;
and

     (b) Except for income taxes\VAT due for the 1997 tax year, Do it has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

     Section 2.5     Information.     The information concerning
Do it as set forth in this Agreement and in the Do it Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6     Absence of Certain Changes or Events.
Except as described herein or in the Do it Schedules, since
December 31, 1997:

     (a) Do it has not: (i) amended its Articles of Association or Extract from the Trade Register; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Do it; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

     (b) Do it has not: (i) granted or agreed to grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

     (c) to the best knowledge of Do it, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Do it.

     Section 2.7     Title and Related Matters.     Do it has good
and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent Do it balance sheet and the Do it Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the Do it Schedules, Do it owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Do it's business. Except as set forth in the Do it Schedules, no third party has any right to, and Do it had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Do it or any material portion of its properties, assets or rights.

     Section 2.8     Litigation and Proceedings.     Except for a
lawsuit against Esa Kyto and Primalco Oy, there are no actions, suits or proceedings pending or, to the best of Do it's knowledge and belief, threatened by or against or affecting Do it, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Do it. Do it does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality. Any and all liability relating to such lawsuit described above and further described in Do it's attorney opinion letter of Matti Oksala (which opinion letter is attached hereto and made a part hereof) shall be the sole responsibility of Kari Sarvanto and Mr. Sarvanto hereby provides indemnification regarding this matter pursuant to
Section 4.6(a) hereof. Specifically, judgment in such matter was in favor of Do it in the amount of FIM 13,353 against Mr. Kyto; and against Do it in the amount of FIM 20,000 in favor of Primalco Oy. Do it shall be entitled to such sum stated above and be responsible for such expenses. Notwithstanding same, all parties to the lawsuit can appeal such judgment. Any additional expenses, costs or judgments in excess of that stated above shall be the sole responsibility of Kari Sarvanto, including, but not limited to, expenses related to an appeal by Do it.

     Section 2.9     Contracts.     On the Closing Date:

     (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Do it is a party or by which it or any of its properties are bound;

     (b) Do it is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Do it can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Do it; and

     (c)     Do it is not a party to any material oral or written:
(i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

     Section 2.10     No Conflict With Other Instruments.     The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Do it is a party or to which any of its properties or operations are subject.

     Section 2.11     Material Contract Defaults.     To the best
of Do it's knowledge and belief, Do it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Do it, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Do it has not taken adequate steps to prevent such a default from occurring.

     Section 2.12     Governmental Authorizations.     To the best
of Do it's knowledge, Do it has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Do it of the transactions contemplated hereby.

     Section 2.13     Compliance With Laws and Regulations.     To
the best of Do it's knowledge and belief, Do it has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business; operations, properties, assets or condition of Do it or would not result in Do it's incurring any material liability.

     Section 2.14     Insurance.     All of the insurable
properties of Do it are insured for Do it's benefit in accordance with the insurance policies disclosed in the Do it Schedules under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

     Section 2.15     Approval of Agreement.     The holders of
all of the Common Voting Shares outstanding of Do it have authorized the execution and delivery of the Agreement by Do it and have approved the transactions contemplated hereby.

     Section 2.16     Material Transactions or Affiliations.
As of the Closing Date, there will exist no material contract, agreement or arrangement between Do it and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Do it to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Do it and which is to be performed in whole or in part after the date hereof. Do it has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.17     Labor Relations.     Do it has never had a
work stoppage resulting from labor problems.

     Section 2.18     Do it Schedules.     Upon execution hereof, Do
it shall deliver to EuroSoft the following schedules, which are collectively referred to as the "Do it Schedules" which are dated the date of this Agreement, all certified by an officer of Do it to be complete, true and accurate:

     (a) complete and correct copies of the certificate of incorporation, bylaws and amendment (or Finnish equivalent) thereto of Do it as in effect as of the date of this Agreement;

     (b) copies of two (2) previous years financial statements of Do it;

     (c) copies of two (2) previous years income and any other tax returns of Do it;

     (d)     all contracts of Do it presently in effect;

     (e)     Disclosure Statement, and Officers and Directors
Questionnaires;

     (f) the description of any material adverse change in the business, operations, property, assets, or condition of Do it since December 31, 1997 required to be provided pursuant to
Section 2.5; and

     (g) any other information, together with any required copies of documents, required to be disclosed in the Do it
Schedules by Sections 2.1 through 2.17.

     Do it shall cause the Do it Schedules and the instruments to be delivered to EuroSoft hereunder to be updated after the date hereof up to and including the Closing Date.

                      ARTICLE III
                      -----------

          EXCHANGE PROCEDURE AND OTHER CONSIDERATION

     Section 3.1 Share Exchange/Delivery of Do it Securities. On the Closing Date, the holders of Do it Common Shares (or the
Finnish equivalent) shall deliver to EuroSoft (i) certificates or other documents evidencing all of the issued and outstanding Do it Common Shares, duly endorsed in blank or with executed power attached thereto in transferrable form (or its Finnish equivalent). On the Closing Date, all previously issued and outstanding Common Shares of Do it (or its Finnish equivalent) shall be canceled and all rights in respect thereof shall cease and EuroSoft shall receive such shares in Do it, the Finnish corporation, so that Do it shall become a wholly owned subsidiary of EuroSoft. Do it's Finnish legal counsel shall take all appropriate action in Finland to confirm such transaction. Notwithstanding the above, at closing, EuroSoft shall purchase ninety (90%) percent of the issued and outstanding Do it Common Shares (or the Finnish equivalent) for $100,000 U.S. The remaining ten (10%) percent of the issued and outstanding Do it Common Shares shall be held in escrow by Okobank, a Finnish bank located in Helsinki, Finland. Upon closing, Matti Oksala, Esq. shall arrange for such escrow with Okobank and enter into an escrow agreement based on the terms of this Agreement. Such Common Shares shall remain in escrow until the EuroSoft Common Shares tendered to Kari Sarvanto in accordance with Section 3.2 below are no longer restricted. At such time, EuroSoft shall purchase the remaining ten (10%) percent of the issued and outstanding Do it Common Shares (or the Finnish equivalent) for 1,000,000 EuroSoft Common Shares described in Section 3.2 hereof.

     Section 3.2     Issuance of Do it Common Shares.     In
exchange for all of the Do it Common Shares tendered pursuant to
Section 3.1, EuroSoft shall issue an aggregate of 1,000,000 "restricted" EuroSoft Common Shares to Kari Sarvanto. Such shares shall be "restricted" for two (2) years from issuance. Such shares shall be issued at closing and held in escrow by Okobank on the same terms and conditions as set forth in Section 3.1 hereinabove, until such shares are no longer restricted.

     Section 3.3 Other Consideration. Kari Sarvanto, the sole shareholder of Do it, shall receive the following additional consideration:

     (a)  $100,000.00 payable at the Closing Date;

     (b) Kari Sarvanto shall be provided with an employment agreement, attached hereto and made a part hereof, to operate the wholly-owned Finnish subsidiary. In addition, Mr. Sarvanto shall be provided with a Director Agreement, Profit Sharing Agreement and Executive Compensation Agreement, all attached hereto and made a part hereof.

     Section 3.4     Events Prior to Closing.     Upon execution
hereof or as soon thereafter as practical, management of Do it and EuroSoft shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

     Section 3.5     Closing.     The closing ("Closing") of the
transactions contemplated by this Agreement shall be on or about
December 3, 1998 ("Closing Date").
     Section 3.6     Termination.

     (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either EuroSoft or Do it, respectively, at any time prior to the Closing Date if:

     (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

     (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.
     In the event of termination pursuant to this paragraph (a) of this Section 3.6, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

    (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of EuroSoft if Do it shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Do it contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Do it. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.6, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.7 Directors of Do it After Acquisition. Upon the Closing, the Board of Directors of Do it shall be the following: Kari Sarvanto. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

     Section 3.8     Officers of Do it.     Upon the closing, the
following persons shall be elected as officers of Do it in accordance with procedures set forth in the Do it bylaws (or
Finnish equivalent):

     NAME                         OFFICE
     -------------                --------------------------
     Kari Sarvanto                Chief Executive Officer and
                                  President

     Section 3.9     Post Closing Requirements of Finnish

Operation
Company.  Subsequent to closing of this transaction, Do it, the
Finnish operating company shall undertake the following:    (i)
provide all financial information to William H. Luckman on a quarterly basis; (ii) provide William H. Luckman duplicate statements of the Finnish bank account immediately after receipt of same; and (iii) after Closing, an audit of Do it's previous financial statements shall be audited for United States tax purposes, at the sole expense of EuroSoft. Do it and the Do it Shareholders shall cooperate fully with EuroSoft regarding same.

                          ARTICLE IV
                          ----------

                       SPECIAL COVENANTS

     Section 4.1     Access to Properties and Records.     Prior
to closing, Do it and EuroSoft will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Do it and EuroSoft as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Do it and EuroSoft as the case may be, as the other shall from time to time reasonably request.

     Section 4.2     Availability of Rule 144.     Each of the
parties acknowledge that the stock of EuroSoft to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act. EuroSoft is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of EuroSoft holding restricted securities of EuroSoft as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated. Notwithstanding Rule 144, all "restricted" shares issued in accordance with this Agreement shall be restricted for two (2) years from the date of issuance.

     Section 4.3 Special Covenants and Representations Regarding the Do it Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the EuroSoft Common Shares to the Shareholders of Do it as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Do it Shareholders acquire such securities.

     Section 4.4     Third Party Consents.     Do it and EuroSoft
agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.5     Actions Prior and Subsequent to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Do it Schedules or as permitted or contemplated by this Agreement, Do it will each use its best efforts to:

     (i) carry on its business in substantially the same manner as it has heretofore;

     (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

     (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

     (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

     (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities in Finland.

     (b)     From and after the date of this Agreement until the
Closing Date, Do it will not,      without the prior consent of
EuroSoft:

     (i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

     (ii)     declare or pay any dividend on its outstanding
Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

     (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

     (v) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

     (vi)     purchase or redeem any Common Shares.

     Section 4.6     Indemnification.

     (a) Do it and Kari Sarvanto, individually, hereby agree to indemnify EuroSoft and each of the officers, agents and directors of EuroSoft as of the date of execution of this Agreement including, but not limited to William H. Luckman, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against and litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

     (b) EuroSoft and its officers and directors hereby agrees to indemnify Do it and each of the officers, agents, directors and current shareholders of Do it as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4 (b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                          ARTICLE V
                          ---------

         CONDITIONS PRECEDENT TO OBLIGATIONS OF EUROSOFT

     The obligations of EuroSoft under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1     Accuracy of Representations.     The
representations and warranties made by Do it in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Do it shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Do it prior to or at the Closing. EuroSoft shall be furnished with a certificate, signed by a duly authorized officer of Do it and dated the Closing Date, to the foregoing effect.

     Section 5.2     Shareholder Approval.     All of the
Shareholders of Do it shall have approved this Agreement and the transactions contemplated herein.

     Section 5.3     Officer's Certificate.     EuroSoft shall
have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Do it to the effect that:
(a) the representations and warranties of Do it set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Do it has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to EuroSoft and Do it has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) No litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Do it, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Do it Schedules, by or against Do it which might result in any material adverse change in any of the assets, properties, business or operations of Do it.

     Section 5.4     No Material Adverse Change.     Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or Do it.

     Section 5.5     Opinion of Counsel to Do it.     EuroSoft
shall receive an opinion dated the Closing date by Matti Oksala
Law Office, counsel to Do it, in substantially the following form:

     (a) Do it is a corporation duly organized, validly existing, and in good standing under the laws of Finland and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualifications;

     (b) To the best knowledge of such legal counsel, the execution and delivery by Do it of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Do it's certificate of incorporation or Bylaws or violate any court order, writ, injunction or decree applicable to Do it, or its properties or assets;

     (c) All issued and outstanding Share Certificates are legally issued, fully paid and nonassessable. Except as set forth in the Do it Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Do it to issue any additional Share
Certificates.

     (d) This Agreement has been duly and validly authorized, executed and delivered by Do it;

     (e) To the best knowledge of such legal counsel, except as set forth in the Do it Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting Do it or its properties, at laws or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

     (f) Do it has taken all actions required by the applicable laws of Finland to permit the acquisition of the outstanding shares of Do it into EuroSoft.

     Section 5.6     Other Items.     EuroSoft shall have received
such further documents, certificates or instruments relating to the transactions contemplated hereby as EuroSoft may reasonably request.

                          ARTICLE VI
                          ----------

          CONDITIONS PRECEDENT TO OBLIGATIONS OF DO IT

     The obligations of Do it under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

     Section 6.1     Accuracy of Representations.     The
representations and warranties made by EuroSoft in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and EuroSoft shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by EuroSoft prior to or at the Closing. Do it shall have been furnished with a certificate, signed by a duly authorized executive officer of EuroSoft and dated the Closing Date, to the foregoing effect.

     Section 6.2     Officer's Certificate.     Do it shall be
furnished with a certificate dated the Closing date and signed by a duly authorized officer of EuroSoft to the effect that: (a) the representations and warranties of EuroSoft set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) EuroSoft had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

     Section 6.3     No Material Adverse Change.     Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of EuroSoft.

     Section 6.4     Opinion of Counsel to EuroSoft.      Do it
shall receive an opinion dated the Closing Date of Richard I.
Anslow & Associates, counsel to EuroSoft, in substantially the following form:

     (a) EuroSoft is a corporation duly organized, validly existing, and in good standing under the laws of the state of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

     (b) To the best knowledge of such legal counsel, the execution and delivery by EuroSoft of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of EuroSoft's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to EuroSoft or Sicor or its properties or assets;

     (c) The authorized capitalization of EuroSoft consists of 50,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

     (d)     The EuroSoft Common Shares to be issued to the Do it
Shareholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable;

     (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of EuroSoft, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     (f) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened by or against EuroSoft or affecting EuroSoft's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind; and

     (g) EuroSoft have taken all actions required by the applicable laws of the state of Florida to permit the issuance of the EuroSoft Common Shares to the Do it Shareholder.

                           ARTICLE VII
                           -----------

                         MISCELLANEOUS

     Section 7.1     Brokers and Finders.     Each party hereto
hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2     Law.  Forum and Jurisdiction.     This
Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey, United States of America.

     Section 7.3     Notices.     Any notices or other
communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to EuroSoft:         Richard I. Anslow & Associates
                        4255 Route 9, Suite D
                        Freehold, New Jersey 07728

If to Do it:            Do it-Development International Oy
                        Sornaisten rantatie 27A
                        FIN-00500
                        Helsinki, Finland

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

     Section 7.4     Attorneys' Fees.     In the event that any
party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parities shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fee, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5     Confidentiality.     Each party hereto agrees
with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not used such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6     Schedules; Knowledge.     Each party is
presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7     Third Party Beneficiaries.     This contract
is solely among Do it, Do it Shareholders, EuroSoft and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8     Entire Agreement.     This Agreement
represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.

There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except a set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9     Survival; Termination.     The
representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10     Counterparts.     This Agreements may be
executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11      Amendment or Waiver.     Every right and
remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12     Incorporation of Recitals.     All of the
recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13     Expenses.     Each party herein shall bear
all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

     Section 7.14     Headings; Context.     The headings of the
sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15     Benefit.     This Agreement shall be binding
upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16     Public Announcements.     Except as may be
required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17     Severability.     In the event that any
particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18     Failure of Conditions; Termination.     In
the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19     No Strict Construction.     The language of
this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against wither party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20     Execution Knowing and Voluntary.     In
executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:                  EUROSOFT CORP.


--------------------     By:/s/ William H. Luckman
                         -------------------------
                         DO IT-DEVELOPMENT INTERNATIONAL OY

ATTEST:
                         By:/s/ Kari Sarvanto
                         --------------------
                         Kari Sarvanto, President
WITNESS:                 DO IT Shareholder

                         By:/s/ Kari Sarvanto
                         ---------------------
                         Kari Sarvanto

                       EXHIBIT "A"
                 LIST OF Do it SHAREHOLDER
     Name                                   % of Shares
     Kari Sarvanto                          100%

          TOTAL                             100%

EXHIBIT 3.4   STOCK PURCHASE AGREEMENT BETWEEN EUROSOFT CORP. AND
MILLENNIUM THREE SOLUTIONS
---------------------------------------------------------------

            STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

                         by and among

                         EUROSOFT CORP.
                    a Florida Corporation

                             and

                  MILLENNIUM THREE SOLUTIONS
               a Northern Ireland Corporation

             effective as of December 3, 1998

            STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

     THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE, made and entered into this 3rd day of December, 1998, by and among EuroSoft Corp., a Florida corporation with its principal place of business located at 11300 U.S. Highway 1, Suite 400 North Palm Beach, Florida 33408 ("EuroSoft"), Millennium Three Solutions, a Northern Ireland Corporation with its principal place of business at 32-35 Templemore Business Park, Northland Road, L'Derry, Northern Ireland BT 48 OLD ("MTS") and the individual listed on Exhibit "A" attached hereto and specifically incorporated herein by this reference (the "MTS Shareholders"), (MTS and MTS Shareholders jointly referred to as the "MTS Parties")

                           Premises

     A. This Agreement provides for the acquisition of MTS by EuroSoft whereby MTS shall become a wholly owned subsidiary of EuroSoft and in connection therewith, the issuance of 4,000,000 ($
0.0001 par value per share) shares of restricted common stock of EuroSoft to the MTS Shareholders as designated on Exhibit "A", the payment of $500,000 U.S. and other consideration.

     B. The boards of directors of MTS and EuroSoft have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

                           Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                          ARTICLE I
                          ---------

            REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                          EUROSOFT

     As an inducement to and to obtain the reliance of MTS, EuroSoft represents and warrants as follows:

     Section 1.1 Organization. EuroSoft is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the EuroSoft Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of EuroSoft as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of EuroSoft's articles of incorporation or bylaws. EuroSoft has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2     Capitalization.     The authorized
capitalization of EuroSoft consists of 50,000,000 Common Shares, $0.0001 par value per share, and 10,000,000 Preferred Shares, $0.0001 par value per share. As of the date hereof, EuroSoft has 17,197,070 common shares issued and outstanding, of which 2,600,000 are unrestricted. EuroSoft is presently a public company listed on the NASDAQ OTC Bulletin Board.

As of the Closing Date hereof, no shares of Preferred Stock will be issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. EuroSoft has no other securities, warrants or options authorized or issued.

     Section 1.3     Subsidiaries and Predecessor Corporations.
EuroSoft does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4     Litigation and Proceedings.     To the best
of EuroSoft's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against EuroSoft, affecting EuroSoft or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of EuroSoft. EuroSoft does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.5     Material Contract Defaults.     To the best
of EuroSoft's knowledge and belief, EuroSoft is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of EuroSoft, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which EuroSoft has not taken adequate steps to prevent such a default from occurring.

     Section 1.6     No Conflict With Other Instruments.     The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which EuroSoft is a party or to which any of its properties or operations are subject.

     Section 1.7     Governmental Authorizations.     To the best
of EuroSoft's knowledge, EuroSoft has all licenses, franchises, permits or other governmental authorizations legally required to enable EuroSoft to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by EuroSoft of this Agreement and the consummation of EuroSoft of the transactions contemplated hereby.

                        ARTICLE II
                        ----------
           REPRESENTATIONS, COVENANTS AND WARRANTIES
                         OF MTS

     As an inducement to, and to obtain the reliance of EuroSoft, MTS represents and warrants as follows:

     Section 2.1     Organization.     MTS is a corporation duly
organized, validly existing and in good standing under the laws of Northern Ireland and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the MTS Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments (or Northern Ireland equivalent documents) thereto of MTS as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of MTS's certificate of incorporation or
bylaws (or Northern Ireland equivalent documents).    MTS has full
power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 2.2 Capitalization. The authorized paid up share capitalization of MTS consists of 50,000 Pounds Sterling. As of the date hereof there are 49,998 Shares issued and outstanding to the following: Brian Doherty - 25,499; Elaine Doherty - 11,999; and Damian Kitson - 12,500. All issued and outstanding MTS shares have been legally issued, fully paid and are nonassessable as of closing.

     Section 2.3      Subsidiaries.     MTS has no subsidiary
companies.

     Section 2.4     Tax Matters; Books & Records

     (a) The books and records, financial and others, of MTS are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;
and

     (b) Except for income taxes\VAT due for the 1997 tax year, MTS has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

     Section 2.5     Information.     The information concerning
MTS as set forth in this Agreement and in the MTS Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6     Absence of Certain Changes or Events.
Except as described herein or in the MTS Schedules, since December
31, 1997:

     (a) MTS has not: (i) amended its certificate of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of MTS; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

     (b) MTS has not: (i) granted or agreed to grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

     (c) to the best knowledge of MTS, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of MTS.

     Section 2.7     Title and Related Matters.     MTS has good
and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent MTS balance sheet and the MTS Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the MTS Schedules, MTS owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with MTS's business. Except as set forth in the MTS Schedules, no third party has any right to, and MTS had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of MTS or any material portion of its properties, assets or rights.

     Section 2.8     Litigation and Proceedings.     There are no
actions, suits or proceedings pending or, to the best of MTS's knowledge and belief, threatened by or against or affecting MTS, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of MTS. MTS does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9     Contracts.     On the Closing Date:

     (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which MTS is a party or by which it or any of its properties are bound;

     (b) MTS is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as MTS can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of MTS; and

     (c)     MTS is not a party to any material oral or written:
(i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

     Section 2.10     No Conflict With Other Instruments.     The
execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which MTS is a party or to which any of its properties or operations are subject.

     Section 2.11     Material Contract Defaults.     To the best
of MTS's knowledge and belief, MTS is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of MTS, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which MTS has not taken adequate steps to prevent such a default from occurring.

     Section 2.12     Governmental Authorizations.     To the best
of MTS's knowledge, MTS has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by MTS of the transactions contemplated hereby.

     Section 2.13     Compliance With Laws and Regulations.     To
the best of MTS's knowledge and belief, MTS has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business; operations, properties, assets or condition of MTS or would not result in MTS's incurring any material liability.

     Section 2.14     Insurance.     All of the insurable
properties of MTS are insured for MTS's benefit in accordance with the insurance policies disclosed in the MTS Schedules under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

     Section 2.15     Approval of Agreement.     The holders of
all of the Common Voting Shares outstanding of MTS have authorized the execution and delivery of the Agreement by MTS and have approved the transactions contemplated hereby.

     Section 2.16     Material Transactions or Affiliations.
As of the Closing Date, there will exist no material contract, agreement or arrangement between MTS and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by MTS to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of MTS and which is to be performed in whole or in part after the date hereof. MTS has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.17     Labor Relations.     MTS has never had a
work stoppage resulting from labor problems.

     Section 2.18     MTS Schedules.     Upon execution hereof,
MTS shall deliver to EuroSoft the following schedules, which are collectively referred to as the "MTS Schedules" which are dated the date of this Agreement, all certified by an officer of MTS to be complete, true and accurate:

     (a) complete and correct copies of the certificate of incorporation, bylaws and amendment (or Northern Ireland equivalent) thereto of MTS as in effect as of the date of this Agreement;

     (b) copies of two (2) previous years financial statements of MTS;

     (c) copies of two (2) previous years income and any other tax returns of MTS;

     (d)     all contracts of MTS presently in effect;

     (e)     Disclosure Statement, and Officers and Directors
Questionnaires;

     (f) the description of any material adverse change in the business, operations, property, assets, or condition of MTS since
December 31, 1997  required to be provided pursuant to Section
2.6; and

     (g) any other information, together with any required copies of documents, required to be disclosed in the MTS Schedules by Sections 2.1 through 2.17.

     MTS shall cause the MTS Schedules and the instruments to be delivered to EuroSoft hereunder to be updated after the date hereof up to and including the Closing Date.

                        ARTICLE III
                        -----------

         EXCHANGE PROCEDURE AND OTHER CONSIDERATION

     Section 3.1     Share Exchange/Delivery of MTS Securities.
On the Closing Date, the holders of MTS Common Shares (or the Northern Ireland equivalent) shall deliver to EuroSoft (i) certificates or other documents evidencing all of the issued and outstanding MTS Common Shares, duly endorsed in blank or with executed power attached thereto in transferrable form (or its Northern Ireland equivalent). On the Closing Date, all previously issued and outstanding Common Shares of MTS (or its Northern Ireland equivalent) shall be canceled and all rights in respect thereof shall cease and EuroSoft shall receive such shares in MTS, the Northern Ireland corporation, so that MTS shall become a wholly owned subsidiary of EuroSoft. MTS's Northern Ireland legal counsel shall take all appropriate action in Northern Ireland to confirm such transaction.

     Section 3.2     Issuance of MTS Common Shares.     In
exchange for all of the MTS Common Shares tendered pursuant to
Section 3.1, EuroSoft shall issue an aggregate of 4,000,000
"restricted" EuroSoft Common Shares to Brian Doherty. Such shares shall be "restricted" for two (2) years from the date of issuance.

     Section 3.3 Other Consideration. MTS shall receive the following additional consideration:

     (a) $100,000.00 U.S. payable at the Closing Date; $100,000.00 U.S. payable no later than January 7, 1999; $100,000
U.S. payable no later than March 15, 1999; $100,000.00 U.S. payable no later than May 15, 1999; $100,000 U.S. payable no later than July 15, 1999 . Eurosoft shall not have the ability to withdraw such $500,000 from MTS. Such $500,000 shall be utilized by MTS for its operations, including, but not limited to, salary increases for the key employees of MTS. In the event that Eurosoft breaches this Agreement by failing to make the full payment as stated above by July 15, 1999, then MTS shall be entitled to retain $200,000 U.S. and the MTS Shareholders shall be entitled to the shares of MTS per their present share holdings as stated on Exhibit "A.". Additionally, if such breach occurs, then the 4,000,000 shares of EuroSoft which were tendered per Section
3.2 above, shall be returned to EuroSoft for no additional consideration.

     (b) Brian Doherty, Elaine Doherty and Damian Kitson shall be provided with employment agreements, attached hereto and made a part hereof, to operate the wholly-owned Northern Ireland subsidiary.

     (c) After closing herein, MTS shall be entitled to retain fifty (50%) percent of the net profits from all work generated by the MTS division. Eurosoft shall be entitled to the remaining fifty (50%) percent of such net profits. Although Eurosoft shall have the right to retain its 50% of net profits as stated above, Eurosoft shall not have the ability to withdraw MTS' 50% of net profits as stated above. Based on such retention of net profits by MTS, it shall be allowed to utilize such net profits for bonuses to key employees, provided such bonuses do not effect day to day operations of MTS.

     Section 3.4     Events Prior to Closing.     Upon execution
hereof or as soon thereafter as practical, management of MTS and EuroSoft shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

     Section 3.5     Closing.     The closing ("Closing") of the
transactions contemplated by this Agreement shall be on or about
December 3, 1998 ("Closing Date").

     Section 3.6     Termination.

     (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either EuroSoft or MTS, respectively, at any time prior to the Closing Date if:

     (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

     (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

     In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of EuroSoft if MTS shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of MTS contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to MTS. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.7 Directors of MTS After Acquisition. Upon the Closing, the Board of Directors of MTS shall be the following:
Brian Doherty. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal. All opinions and expertise of the directors in the conduct of MTS shall receive due consideration.

     Section 3.8     Officers of MTS.     Upon the closing, the
following persons shall be elected as officers of MTS in accordance with procedures set forth in the MTS bylaws (or
Northern Ireland equivalent):

     NAME                         OFFICE
     Brian Doherty                Chief Executive Officer and
                                  President
     Brian Doherty                Treasurer
     Brian Doherty                Secretary

     Section 3.9 Post Closing Requirements of Northern Ireland Operation Company. Subsequent to closing of this transaction, the Northern Ireland operating company (wholly-owned subsidiary of
EuroSoft) shall undertake the following:     (i) provide all
financial information to William H. Luckman on a quarterly basis;
(ii) provide William H. Luckman duplicate statements of the Northern Ireland bank account immediately after receipt of same; and (iii) after Closing, an audit of MTS's previous financial statements shall be audited for United States tax purposes, at the sole expense of EuroSoft. MTS and the MTS Shareholders shall cooperate fully with EuroSoft regarding same.

                           ARTICLE IV
                           ----------

SPECIAL COVENANTS

     Section 4.1     Access to Properties and Records.     Prior
to closing, MTS and EuroSoft will each afford to the officers and authorized representatives of the other full access to the properties, books and records of MTS and EuroSoft as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of MTS and EuroSoft as the case may be, as the other shall from time to time reasonably request.

     Section 4.2     Availability of Rule 144.     Each of the
parties acknowledge that the stock of EuroSoft to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act. EuroSoft is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of EuroSoft holding restricted securities of EuroSoft as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated. Notwithstanding Rule 144, all "restricted" shares issued in accordance with this Agreement shall be restricted for two (2) years from the date of issuance.

     Section 4.3 Special Covenants and Representations Regarding the MTS Common Shares to be Issued in the Exchange.
The consummation of this Agreement, including the issuance of the EuroSoft Common Shares to the Shareholders of MTS as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the MTS Shareholders acquire such securities.

     Section 4.4     Third Party Consents.     MTS and EuroSoft
agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.5     Actions Prior and Subsequent to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the MTS Schedules or as permitted or contemplated by this Agreement, MTS will use its best efforts to:

     (i) carry on its business in substantially the same manner as it has heretofore;

     (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

     (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

     (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

     (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities in Northern Ireland.

    (b) From and after the date of this Agreement until the Closing Date, MTS will not, without the prior consent of
EuroSoft:

     (i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

     (ii)     declare or pay any dividend on its outstanding
Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

     (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

     (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

     (v)     purchase or redeem any Common Shares.

     (c) Eurosoft shall provide MTS with all support and assistance as may be necessary for the prudent management of all present or future operations of MTS. In addition, Eurosoft agrees that it shall not conduct any of its future or existing businesses in such a manner as may encroach upon the business of MTS.
     Section 4.6     Indemnification.

     (a) MTS and Brian Doherty, individually, hereby agree to indemnify EuroSoft and each of the officers, agents and directors of EuroSoft as of the date of execution of this Agreement including, but not limited to William H. Luckman, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against and litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to arising out of or based on any inaccuracy appearing in or conscious misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

     (b) EuroSoft and its officers and directors hereby agrees to indemnify MTS and each of the officers, agents, directors and current shareholders of MTS as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4 (b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     Section 4.7     Repurchase

     (a) In the event that Eurosoft shall decide to close its operations and to remove its physical structures and material conduct of its business in the United Kingdom (specifically, close its MTS operation), then Brian Doherty, Elaine Doherty and Damian Kitson shall have the first option to repurchase the operations of MTS.

     (b) The terms of such repurchase shall be determined by an independent assessment by an arbitrator to be appointed by the Northern Ireland Department of Economic Development, whose decision in such reference shall be final and binding on the parties. The cost of such appraisal shall be borne equally by the parties.
                         ARTICLE V
                         ---------
        CONDITIONS PRECEDENT TO OBLIGATIONS OF EUROSOFT

     The obligations of EuroSoft under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1     Accuracy of Representations.     The
representations and warranties made by MTS in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and MTS shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by MTS prior to or at the Closing. EuroSoft shall be furnished with a certificate, signed by a duly authorized officer of MTS and dated the Closing Date, to the foregoing effect.

     Section 5.2     Shareholder Approval.     All of the
Shareholders of MTS shall have approved this Agreement and the transactions contemplated herein.

     Section 5.3     Officer's Certificate.     EuroSoft shall
have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of MTS to the effect that:
(a) the representations and warranties of MTS set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) MTS has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to EuroSoft and MTS has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) No litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of MTS, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the MTS Schedules, by or against MTS which might result in any material adverse change in any of the assets, properties, business or operations of MTS.

     Section 5.4     No Material Adverse Change.     Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or MTS.

     Section 5.5     Opinion of Counsel to MTS.     EuroSoft shall
receive an opinion dated the Closing date of December 3, 1998, counsel to MTS, in substantially the following form:

    (a) MTS is a corporation duly organized, validly existing, and in good standing under the laws of Northern Ireland and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualifications;

     (b) To the best knowledge of such legal counsel, the execution and delivery by MTS of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of MTS's certificate of incorporation or Bylaws or violate any court order, writ, injunction or decree applicable to MTS, or its properties or assets;

     (c) All issued and outstanding Share Certificates are legally issued, fully paid and nonassessable. Except as set forth in the MTS Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating MTS to issue any additional Share Certificates.

     (d) This Agreement has been duly and validly authorized, executed and delivered by MTS;

     (e) To the best knowledge of such legal counsel, except as set forth in the MTS Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting MTS or its properties, at laws or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

     (f) MTS has taken all actions required by the applicable laws of Northern Ireland to permit the acquisition of the outstanding shares of MTS into EuroSoft.

     Section 5.6     Other Items.     EuroSoft shall have received
such further documents, certificates or instruments relating to the transactions contemplated hereby as EuroSoft may reasonably request.
                        ARTICLE VI
                        ----------

         CONDITIONS PRECEDENT TO OBLIGATIONS OF MTS

     The obligations of MTS under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

     Section 6.1     Accuracy of Representations.     The
representations and warranties made by EuroSoft in this Agreement were true when made and shall be true as of the Closing Date
(except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and EuroSoft shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by EuroSoft prior to or at the Closing. MTS shall have been furnished with a certificate, signed by a duly authorized executive officer of EuroSoft and dated the Closing Date, to the foregoing effect.

     Section 6.2     Officer's Certificate.      MTS shall be
furnished with a certificate dated the Closing date and signed by a duly authorized officer of EuroSoft to the effect that: (a) the representations and warranties of EuroSoft set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) EuroSoft had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

     Section 6.3     No Material Adverse Change.     Prior to the
Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of EuroSoft.

     Section 6.4     Opinion of Counsel to EuroSoft.      MTS
shall receive an opinion dated the Closing Date of Richard I.
Anslow & Associates, counsel to EuroSoft, in substantially the following form:

     (a) EuroSoft is a corporation duly organized, validly existing, and in good standing under the laws of the state of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

     (b) To the best knowledge of such legal counsel, the execution and delivery by EuroSoft of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of EuroSoft's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to EuroSoft or Sicor or its properties or assets;

     (c) The authorized capitalization of EuroSoft consists of 50,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

     (d)     The EuroSoft Common Shares to be issued to the MTS
Shareholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable;

     (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of EuroSoft, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     (f) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened by or against EuroSoft or affecting EuroSoft's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind; and

     (g) EuroSoft have taken all actions required by the applicable laws of the state of Florida to permit the issuance of the EuroSoft Common Shares to the MTS Shareholder.

                        ARTICLE VII
                        -----------
                      MISCELLANEOUS

     Section 7.1     Brokers and Finders.     Each party hereto
hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2     Law.  Forum and Jurisdiction.     This
Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey, United States of America.

     Section 7.3     Notices.     Any notices or other
communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to EuroSoft:     Richard I. Anslow & Associates
                    4255 Route 9, Suite D
                    Freehold, New Jersey 07728

If to MTS:          Millennium Three Solutions
                    32-35 Templemore Business Park
                    Northland Road
                    L'Derry, Northern Ireland BT48 OLD

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

     Section 7.4     Attorneys' Fees.     In the event that any
party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parities shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fee, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5     Confidentiality.     Each party hereto agrees
with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not used such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6     Schedules; Knowledge.     Each party is
presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7     Third Party Beneficiaries.     This contract
is solely among MTS, MTS Shareholders, EuroSoft and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8     Entire Agreement.     This Agreement
represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the
subject matter hereof.   There are no other courses of dealing,
understanding, agreements, representations or warranties, written or oral, except a set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9     Survival; Termination.     The
representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10     Counterparts.     This Agreements may be
executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11      Amendment or Waiver.     Every right and
remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12     Incorporation of Recitals.     All of the
recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13     Expenses.     Each party herein shall bear
all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

     Section 7.14     Headings; Context.     The headings of the
sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15     Benefit.     This Agreement shall be binding
upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16     Public Announcements.     Except as may be
required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17     Severability.     In the event that any
particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18     Failure of Conditions; Termination.     In
the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19     No Strict Construction.     The language of
this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against wither party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20     Execution Knowing and Voluntary.     In
executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:                            EUROSOFT CORP.
/s/ William H. Luckman             By: /s/ David Yancy
---------------------------        -----------------------
William H. Luckman, Secretary      David E. Yancy, President
                                   MILLENNIUM THREE SOLUTIONS
ATTEST:
                                   By: /s/ Brain Doherty
---------------------------        ----------------------
    , Secretary                    Brian Doherty, President
WITNESS:                           MTS Shareholders
                                   /s/ Brain Doherty
                                   -----------------
                                   Brian Doherty
                                   /s/ Elaine Doherty
                                   -------------------
                                   Elaine Doherty
                                   /s/ Damian Kitson
                                   ------------------
                                   Damian Kitson

                        EXHIBIT "A"
                   LIST OF MTS SHAREHOLDER

     Name                                       % of Shares
     Brian Doherty                                    51%
     Elaine Doherty                                   24%
     Damian Kitson                                    25%
                                                ---------------

          TOTAL                                      100%

EXHIBIT V   CONFIDENTIAL OFFERING CIRCULAR
--------------------------------------------

                  CONFIDENTIAL OFFERING CIRCULAR

           Strategic Information Management Incorporated

                       2,000,000 Shares

                  Offering Price of $0.025

INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO ARE ABLE TO BEAR THE LOSS OF THEIR ENTIRE INVESTMENT. See "Risk Factors." THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no market for the Common Stock of Strategic Information Management Incorporated ("SIMI" or the "Company"). Although the Company is hopeful that its Common Stock will be traded on the OTC Bulletin Board in the near future, there can be no assurance that any trading market in these securities will develop or, if developed that it will be sustained. The Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, and therefore is not required to file annual, quarterly or other reports with the Securities and Exchange Commission (the "Commission"). This offering is being conducted pursuant to Rule 504 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended (the "Act").

                         Price to                       Proceeds to the
                         Investor(1)(2)                 Company (3)
                         --------------                 ---------------
     Per Share          $         0.025                 $         0.025
     Total              $    50,000.00                  $    50,000.00

                  (see notes on following page)
         Strategic Information Management Incorporated
                   Freehold Office Plaza
                   4255 Route 9, Suite D
                   Freehold, NJ 07728
                    September 23, 1997
                As Amended January 29, 1998
                (footnotes from previous page)

(1) This offering is being made on a best-efforts basis with respect to 2,000,000 Shares ($50,000), with an expiration date of February 27, 1998, unless extended by the Company for an additional period of ninety days, in its sole discretion.

(2) The Shares are being offered on behalf of the Company by its directors and officers (who will not be compensated for doing so), on a best efforts basis.

(3) The Company estimates that there will be expenses of approximately $6,000 related to this offering, which shall include, but not be limited to, legal fees, accounting fees, filing fees and miscellaneous expenses.

                       BLUE SKY NOTICE

     This offering will be made only to accredited investors and up to 35 non-accredited investors, as that term is defined in the
Act.
                    - - - - - - - - -

THIS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY
OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY HEREOF SHALL NOT UNDER ANY
CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY
CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                    - - - - - - - - -

THE SECURITIES ARE OFFERED BY THE COMPANY SUBJECT TO ACCEPTANCE OF AN OFFER TO PURCHASE, WITHDRAWAL OR CANCELLATION OF THE OFFERING
WITHOUT NOTICE.  THE COMPANY RESERVES THE RIGHT TO REJECT ANY
OFFER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE
SECURITIES OFFERED HEREBY.

                    - - - - - - - - -

             NOTICE TO NEW YORK RESIDENTS:
THIS DOCUMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

              NOTICE TO FLORIDA RESIDENTS:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE FLORIDA SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT OR THE LAWS OF THIS STATE, IF SUCH REGISTRATION IS REQUIRED.

THE FLORIDA SECURITIES ACT PROVIDES, WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE PURSUANT TO SUBSECTION
517.061 (11)(A)(5) OF THE FLORIDA SECURITIES ACT, SHALL BE VOIDABLE BY SUCH FLORIDA PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS FIRST.

THE AVAILABILITY TO THE PRIVILEGE TO VOID SALES PURSUANT TO
SECTION 517.061(11) IS HEREBY COMMUNICATED TO EACH FLORIDA OFFEREE. EACH PERSON IS ENTITLED TO EXERCISE THE PRIVILEGE TO VOID SALES GRANTED BY SECTION 517.061(11)(A)(5) AND WHO WISHES TO EXERCISE SUCH RIGHT, MUST, WITHIN THREE DAYS AFTER THE TENDER OF THE PURCHASE PRICE TO THE ISSUER, AN AGENT OF THE ISSUER (INCLUDING ANY DEALER ON BEHALF OF THE COMPANY OR ANY SALES PERSON OF SUCH DEALER) OR AN ESCROW AGENT, CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE COMPANY AT THE ADDRESS PROVIDED IN THE OFFERING CIRCULAR. SUCH LETTER OR TELEGRAM MUST BE SENT AND, IF POSTMARKED, POSTMARKED ON OR PRIOR TO THE END OF THE AFOREMENTIONED THIRD DAY. IF A PERSON IS SENDING A
LETTER, IT IS PRUDENT TO SEND SUCH A LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. SHOULD A PERSON MAKE THIS REQUEST ORALLY, THEY MUST ASK FOR WRITTEN CONFIRMATION THAT THIS REQUEST HAS BEEN RECEIVED.

                 NOTICE TO ILLINOIS RESIDENTS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           STRATEGIC INFORMATION MANAGEMENT INCORPORATED
              CONFIDENTIAL OFFERING CIRCULAR

TABLE OF CONTENTS
------------------

TITLE                                                      PAGE NO.
------------------                                         ---------
SUMMARY...............................................          5
THE OFFERING..........................................          6
RISK FACTORS..........................................          7
THE COMPANY....................................... ...          10
USE OF PROCEEDS ......................................          12
LITIGATION ...........................................          12
MANAGEMENT ...........................................          12
PRINCIPAL SHAREHOLDERS ...............................          13
DESCRIPTION OF SECURITIES ............................          14
SUBSCRIPTION INFORMATION .............................          15
EXHIBITS
Exhibit A -- Purchaser Questionnaire
Exhibit B -- Subscriber Agreement

The Offering

Strategic Information Management Incorporated is offering on a
"best efforts" basis 2,000,000 Shares of Common Stock. The
Company's capital structure before and after the offering are summarized below.
Securities Offered ....................................
Up to 2,000,000 Shares of Common Stock, $.0001 par value per share.

Offering Price ............................................
$0.025 per Share.

Common Stock Outstanding

Prior to the Offering ......................
1,000,000 shares

After the Offering ..........................
3,000,000 shares

Estimated Net Proceeds of the Offering
$50,000.00 (The Company estimates that there will be expenses of approximately $6,000 related to this offering, which shall include, but not be limited to, legal fees, accounting fees, filing fees and miscellaneous expenses.)

Risk Factors ..............................................
Investment in the Shares involves a high degree of risk and immediate and substantial dilution. Potential investors should carefully consider the information presented under the caption
"Risk Factors" in this Confidential Offering Circular, and must be able to bear the loss of their entire investment.

SUMMARY

The following is a summary of confidential information contained in this CONFIDENTIAL OFFERING CIRCULAR and is qualified in its entirety by the more detailed information appearing elsewhere herein.

THE COMPANY

Strategic Information Management Incorporated (the "Company") is a Florida corporation, and was incorporated in September of 1997 with its headquarters in Freehold, NJ.

The goal of this developmental stage corporation is to profit and grow in the high- margin computer/information technology industry. The intended focus will be to help small to mid-sized companies and municipalities enhance their existing operating systems
through assessment and reconfiguration of both their automated systems (networks, etc.) and their non-automated documents (files,
etc.).   SIMI will conduct a study of the clients' operations and
prescribe a solution that is cost effective and efficient by using the latest in software, hardware and date storage technology. The Company intends to provide a long-term cost/savings analysis for the client and a proposal for implementation. Following installation of the new system, SIMI will provide training and technical support through service contracts, and thus attempt to establish a "partnership" with their clients by overseeing the well being of the systems. The products that the Company will offer will be established through vending arrangements with top hardware and software providers, as well as through sub-contracting work through specialized vendors.

The Company will in essence be a provider of information management, with significant revenues not generated from margins on product sold, but through hourly consulting fees and service contracts.

Most businesses faced with exploding growth currently have a difficult time staying lean and competitive due to costs related to additional head-count or the misappropriation of capital expenditure on the wrong equipment. By providing companies with answers only a phone call away SIMI will se itself grow as efficiently and quickly as its clients.

The principal office of Strategic Information Management
Incorporated, will be located in Freehold, NJ.

                       RISK FACTORS

The securities being offered hereby are speculative, involve a high degree of risk and should be considered only by those persons able to afford the loss of their entire investment. Accordingly, prospective investors should carefully consider the following factors, along with all of the other information contained in this Confidential Offering Circular, before making any investment in the Company.

New Products and Technological Changes. The market for the Company's products and services is characterized by rapidly changing technology, evolving industry standards and frequent introduction of new products and services. The Company's success will partially depend upon its ability to enhance its existing products and services and to introduce new competitive products and services with features that meet changing customer requirements. In addition, there can be no assurance that services or technologies developed by one or more of the Company's present or potential competitors could not render obsolete both
present and future products and services of the Company.   See "--
Competition."

Changing Customer Preferences. There can be no assurance that the Company's services will receive or maintain substantial market acceptance. Changes in customer preferences could adversely affect levels of market acceptance of the Company's products and services, and the Company's operating results.

Competition. There are many competitors entering and established in the Information Services related market. Although the company believes that it will be able to establish and maintain a sizable market niche, there can be no assurance, that a competitor with greater financial and human resources than the Company will not enter the Company's market with products and services similar or identical to those of the Company.

Absence of Patent Protection. The Company's ability to compete successfully will depend in large part on its ability to protect any proprietary technology it may develop. The Company has no patents with respect to its product or service design or processes and will attempt to protect its technology by limiting the people with knowledge of its specifications to those with a need to know and by having such persons execute confidentiality agreements.
There can be no assurance, however, that any intellectual property protection or trade secret protection will be sufficient to protect the Company and its business from others copying or appropriating the Company's proprietary information.
Need for Additional Capital. Management expects that the net proceeds of this offering, assuming all Shares are sold, will be sufficient to meet the Company's working capital and other needs for the immediate future. There can be no assurance that the
Company will not need to seek additional financing through the public or private offering of debt and/or equity, or on what terms it will need to do so, nor can there be any assurance that such financing will be available on terms acceptable to the Company, if at all. The Company's inability to raise capital beyond the initial proceeds of this offering will have a material adverse impact on the prospects of the Company and its business.
Dilution. The securities issued in this offering will suffer immediate and substantial dilution in their net book value.
No Assurance of Public Market; Arbitrarily Determined Offering
Price.   Prior to this offering, there has been no market for the
Company's securities. Consequently, the offering price of the Shares has been determined arbitrarily by the Company and are not necessarily related to the Company's asset value or net worth or other established criteria of value. There can be no assurance that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment. The market price for the Common Stock may be significantly affected by such factors as the introduction of new products or services by the Company or its competitors, political or economic conditions in the countries served by the Company or various factors affecting international trade, marketing or communications, generally. Additionally, in recent years the stock market has experienced a high level of price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, the securities of which trade in the over-the-counter market, have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Authorization of Preferred Stock and Other Anti-Takeover Devices. The Board of Directors is authorized to issue shares of preferred stock and to fix the relative voting, dividend, liquidation, conversion, redemption and other rights, preferences and limitations thereof without any further vote or action of the shareholders. The issuance of preferred stock could adversely affect the rights of the holders of Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing
a change of control of the Company.   Although the Company has no
present intention to issue any preferred stock, there can be no assurance that the Company will not do so in the future.

Effect of Stock Options and Possible Impact on Future Financings; Possible Dilution Although there are none, the holders of options to purchase Common Stock that may be outstanding or issued in the future have the opportunity to profit from any rise in the value of the Common Stock, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while options are outstanding. At any time when the holders thereof may be expected to exercise them, the Company probably would be able to obtain additional equity capital on terms more favorable than those provided by the options. To the extent that any of the options granted by the Company are exercised, the ownership interest of the Company's shareholders will be diluted. Lack of Financial Statements; Absence of Underwriter. After the completion of this Offering, the Company intends to retain an independent certified public accounting firm to audit the Company's financial statements. There presently are no such audited financial statements available, and potential investors in this Offering will be making their investment decision without access to any financial information about the Company other than that set forth in the text of this Confidential Offering Circular. In addition, because this Offering will not be made through an underwriter or placement agent, there is no independent agent representing the interests of potential investors.

                        THE COMPANY

Strategic Information Management Incorporated was incorporated in September 1997 in the State of Florida. SIMI is a developmental stage company that has been formed with intention of providing information technology services to small to mid-size businesses facing the problem of inefficient growth due to the mismanagement of their existing operating systems. In order to stay competitive and continue to experience growth these companies must automate properly and most companies will find financial advantages in using an outsourcing firm, such as SIMI, to provide the proper automation instead of hiring an entire information technology department.

                           STRATEGY

SIMI's intended strategy, during its developmental stage, is to establish a sound line of services and products it will offer, a marketing plan to introduce those products to potential clients, a revenue management scheme to promote sufficient cash flow for growth, and a technical support until that will enable the Company to ensure it maintains and grows its client base with sufficient service. Management believes their existing skills and knowledge coupled with sound strategy on these four points will successfully launch SIMI towards a prosperous future.

The ideal product-line for the Company will be based on general Informational Technology consulting. The Company intends to achieve its initial clients through assessing existing operating systems, and then offering solutions which will include both the sale of hardware & software and consulting & support services to ensure proper implementation. The hardware and software SIMI intends to offer will be LAN/WAN networking solutions as well as document management related products. The specifies of each product will be determined by two factors, the first will be determined by the needs of each individual client and second, the ability of the Company to establish relationships with quality providers of product. The Company does not intend, initially to develop or manufacture any of its own products, therefore it will act as a vendor for established providers.

With products and services to sell the next phase of this developmental stage company will begin, the marketing stage. Marketing of SIMI's products and services will initially be through the efforts and contacts of management. The future strategy for marketing includes advertising in trade and industry publications, attending trade shows and possibly hiring an outside marketing consultant or advertising firm, if revenues permit. The Company also sees the possibility of establishing a sales force or marketing department if revenues should permit. Though, it should be stated that the Company will rely on the marketing experience of management initially.

Much of the marketing efforts will depend greatly on adequate funding which will be generated through sales. With sales initiated the Company intends to implement a cash-flow management strategy with allocation of funds based on growth in revenue. Therefore, initial money generated will be used to lay a foundation including capital equipment and head-count. The next tier would include initial marketing and infrastructure development, followed by more intensive marketing and research & development. Finally, the Company would like to generate considerable earnings to bolster its financial health.

Technical support will be not only the key to maintaining a solid client-base, but also through service contracts, another solid revenue stream. By allowing clients to achieve solutions to any information technology problem they may encounter by simply contacting SIMI, they will find that energy and expenses will be more efficiently managed. The fee that each company will pay each month will entitle them to access to an individual with considerable problem solving knowledge and experience. This service will hopefully make Strategic Information Management Incorporated, a recognized solutions provider.
Conclusion

The four focus points of management will allow for SIMI to step forward on the right foot. Management believes that its strength and vision will see this plan to fruition and launch a successful full-service solutions provider to launch its clients prosperously into the 21st Century. The success of its clients is the answer to the ultimate success of the Company.

                       USE OF PROCEEDS

The net proceeds that the Company expects to receive, from the sale of the maximum Shares offered hereby, at an offering price of $0.025, will be $50,000 (which includes approximately $6,000 of legal fees, accounting fees, filing fees and other miscellaneous expenses). These funds will be used primarily to finance marketing efforts and working capital.

                         LITIGATION

     The Company is not a party to any litigation, nor is the Company aware of any claim or threat of litigation.

                         MANAGEMENT

     The present officers and directors of the Company are as follows:

NAME                   AGE     TITLE
William H. Luckman     26      President/Secretary /
                               Treasurer/Director

    Mr. Luckman has an established business management and banking background. He established his background in business as the owner and manager of a mortgage company in his native Chicago. After selling his operation he accepted an offer as a marketing consultant and mortgage underwriter with Lincoln Savings Bank, FSB of Jericho, New York. Moving on to American Home Mortgage of New York, one of the largest privately held mortgage banks in the U.S., he was given the opportunity to spearhead out-of-region growth. As the youngest vice-president in the company history he established satellite offices in New York, Florida and Illinois. His excellent management of staff and marketing plans provided the opportunity for American Home Mortgage to attain its place in the national mortgage originations market. Mr. Luckman's vision for growth and proven management techniques will be key in the success of the company. He is currently on the Board of Directors of Stirus research & Development (NASD BB:SRDI), Premier Supplement Corporation (NASD BB:PMSP) and Optical Systems Inc. (NASD BB:
OPSY).

                    PRINCIPAL SHAREHOLDERS

     The following table sets forth information, as to the date of this Confidential Offering Circular, with respect to the direct and indirect beneficial ownership of Common Stock of the Company by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, and by each director and executive officer of the Company.

Name of Beneficial         Number of       Percent of Class       Percent of Class
Owner                      Shares Owned    Before Offering        After Offering(1)
------------------         -------------   ----------------       ----------------
William H. Luckman         1,000,000          100%                 33.33%
Officers and Directors
as a Group                 1,000,000          100%                 33.33%

3.     Assumed the sale of all of the shares offered.
                 DESCRIPTION OF SECURITIES

Common Stock
------------

     The Company is authorized to issue 50,000,000 shares of Common Stock, $.0001 par value per share. As of the date of this memorandum 1,000,000 shares were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted on by the owners thereof at meetings of the Company's shareholders.

Assuming the maximum number of shares are sold upon the completion of this offering, 3,000,000 shares will be issued and outstanding.

     All shares of Common Stock that are offered hereby, when issued, will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.

Preferred Stock
---------------

     The Company is authorized to issue 10,000,000 shares, $.0001 par value per share, of Preferred Stock with such rights and preferences, and in such series, as the Board of Directors, in its sole discretion, may determine from time to time. The Company has not designated any series of Preferred Stock and presently has no plans to do so.

EXHIBIT VI   CONFIDENTIAL TERM SHEET
-----------------------------------------------------------

                     EUROSOFT CORP.
        CONFIDENTIAL TERM SHEET- DATED AUGUST 6, 1998
         OFFERING TO INVESTORS PURSUANT TO RULE 504

Issuer:   EUROSOFT CORP.(the "Company"), a Florida Corporation
(hereinafter the "Company") was incorporated on September 16, 1997. It was initially organized for the purpose of offering information technology support for automated business and enterprise.

Business of the Company:

          The Company's intended focus is to help small to mid-sized companies and municipalities enhance their existing operating systems through assessment and reconfiguration of both their automated systems and their non-automated documents. The Company will undertake this process by conducting a study of each client's operations and prescribe a solution that is cost effective and efficient by using the latest software, hardware and data storage technology. After installation of the new system for the client, the Company will provide training and technical support through service contracts to maintain an ongoing relationship with each client. The Company will obtain its revenues through hourly consulting fees and service contracts.
The products that the Company will offer to its clients will be through vending arrangements with top hardware and software providers, as well as through sub-contracting arrangements with specialized vendors.

        On March 21, 1998, the Company closed on a Stock Purchase and Share Exchange Agreement with NewSoft GmbH, a German corporation, whereby the Company purchased all of the issued and outstanding stock of NewSoft.

Management:     William H. Luckman- President, Secretary,
                                    Treasurer and Director.

Mr. Luckman has an established business management and banking background. He established his background in business as the owner and manager of a mortgage company in his native Chicago. After selling his business, he accepted an offer as a marketing consultant and mortgage underwriter with Lincoln Savings Bank, FSB of Jericho, New York. Moving on to American Home Mortgage of New York, one of the largest privately held mortgage banks in the U.S., he was given the opportunity to spearhead out-of-region growth. As the youngest Vice-President in company history, he established satellite offices in New York, Florida and Illinois. His excellent management of staff and marketing plans provided the opportunity for American Home Mortgage to attain its place in the national mortgage origination market. Mr. Luckman's vision for growth and proven management techniques will be key in the success of the Company.

Placement Agent:   Interwest Transfer Company, Inc. is presently
the transfer agent for the Company's shares.

Securities Offered:     200,000 Shares of Common Stock, $.0001 par
value per share at $.50 per Share or an aggregate of $100,000. In addition, each investor shall receive an option through February 28, 1999, to purchase an additional four (4) Shares of the Company at $0.55 per Share for each two (2) Shares purchased or an aggregate of 400,000 Shares (or $220,000). In addition, each investor shall receive an option which shall commence upon the earlier of March 1, 1999 or upon the full exercise of the previous option, to purchase 1.7 additional Shares of the Company for each two (2) shares previously purchased at $4.00 per Share or an aggregate of 170,000 Shares (or $680,000). Shares are being offered on a "best efforts" basis. The minimum investment is $5,000.00. All funds received shall be available for immediate use by the Company. The Termination Date for the offering is August 31, 1998. The Company reserves the right to extend the Termination Date of this offering for a maximum of sixty days from the Termination Date, or such later date in its sole discretion, or to undertake separate additional offerings, provided that no such actions shall affect the Company's right to rely on Rule 504 of the Act with respect to the conduct of its offering.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY ANY FEDERAL OR STATE SECURITIES AGENCY NOR HAS ANY AGENCY REVIEWED OR PASSED UPON THE ACCURACY OF THIS TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ACCORDINGLY INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF THIS TERM SHEET AND THE COMPANY IN MAKING AN INVESTMENT DECISION.

        THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF
RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD
THE LOSS OF THEIR ENTIRE INVESTMENT.

Subscription

Period:     The shares will be offered during the Subscription
Period, which shall mean the period ending on August 31, 1998. The Subscription Period may be extended in the sole discretion of the Company without notice to subscribers for an additional sixty
(60) day period.

Subscription:     All checks for the purchase of the Shares shall
be made payable to "EUROSOFT CORP." The proceeds from the sale of the Shares, less legal fees and other expenses, will be released to the Company upon clearance of such funds and acceptance of subscriptions by the Company. This offering is being sold on a "best efforts" basis. There is no minimum amount which must be raised in order for funds to be released to the Company. The Company has the right, in its sole discretion, to reject any subscriptions.

Use of Proceeds:     The net proceeds from the sale of the Shares
will be utilized primarily for working capital and any other corporate purpose, including, legal and other fees related to the Offering.

Commissions:     The Company will not pay any commissions to its
Officers and Directors on the sale of the Shares.
Substantial Risk:     An investment in the Company is subject to
substantial risks and is extremely speculative. An investment should only be considered by an investor who can afford to lose its entire investment.

Risk Factor:     The undersigned acknowledges that the securities
offered hereby represent an extremely speculative investment and an extremely high degree of risk. The undersigned acknowledges that the Company: (i) requires additional funding in order to continue to operate its business, which funding, if obtained, will dilute purchasers in the Offering;(ii) has a limited operating history upon which an investor can evaluate an investment in this Company; (iii) the Offering herein is being made on a "best efforts", no minimum basis. The funds available to the Company from the proceeds of this offering will be reduced to the extent that less than all the securities offered hereby are sold. Once a subscription has been accepted, subscribers funds will be non-refundable and will be immediately available for use by the Company regardless of the aggregate number of securities sold hereunder; and (iv) will face extreme competition from entities which possess substantially greater financial and other resources than the Company. In addition, investors should be aware that there is no market for the Shares or Shares and, accordingly, investors may not be able to sell any Shares or Shares purchased. As a result of such risks, the loss of the undersigned's entire investment is possible.
Independent

Verification:     The subscriber will be required to acknowledge
that the subscriber has conducted its own investigation into the business of the Company as well as the Company's future proposed plans without the Company furnishing to such subscriber any prospectus, offering memorandum or written description of the Company, its plans and/or its future plans other than this Term Sheet. Subscribers should verify directly with the Company any information which subscribers intend to rely on in making an investment in the Company.

Capital Structure:     Upon the consummation of the Sale of the
Shares described in this Term Sheet, the Company will have 5,675,000 (6,245,000 if the options are exercised in full) shares of Common Stock outstanding. Accordingly, the Shares sold in the Offering will represent approximately 3.5% (12.3% if the options are exercised in full) of the Company's issued and outstanding shares of common stock. The Company anticipates that it will require significant additional funding which, if obtained, will result in substantial dilution to investors in this Offering. Additional

Information:     All potential subscribers should contact William
H. Luckman at (561) 820-9432 for further information regarding the Company.

Exhibits:     The following exhibit is included in this Term
Sheet:
              Exhibit A:     Subscription Agreement.
              Exhibit B:     Confidential Purchaser Questionnaire.
Jurisdictional Notices

  FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID LAWS AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     INVESTORS MAY MAKE AN INDEPENDENT EXAMINATION OF ALL BOOKS, RECORDS AND OTHER DOCUMENTS OF THE COMPANY TO THE EXTENT AN INVESTOR DEEMS IT NECESSARY, AND SHOULD NOT RELY ON THE COMPANY OR ANY OF THE COMPANY'S EMPLOYEES OR AGENTS WITH RESPECT TO JUDGEMENTS RELATING TO AN INVESTMENT IN THE COMPANY. ANY OTHER DOCUMENTS OR INFORMATION CONCERNING THE COMPANY WHICH A PROSPECTIVE INVESTOR REASONABLY REQUESTS TO INSPECT OR HAVE DISCLOSED TO HIM WILL BE MADE AVAILABLE OR DISCLOSED SUBJECT TO RECEIPT OF REASONABLE ASSURANCE THAT SUCH MATTERS WILL BE MAINTAINED IN CONFIDENCE.

EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRATION
--------------------------------------------

 .     Sicor, Inc. - State of New Jersey
 .     NewSoft GmbH - Republic of Germany
 .     Millennium Three Solutions Limited - Republic of Northern
      Ireland
 .     Do it-Development International Oy - Country of Finland

EXHIBIT 27 FINANCIAL DATA SCHEDULE
----------------------------------------------------------

EUROSOFT CORPORATION
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
EXTRACTED FROM THE DECEMBER 31, 1998 BALANCE SHEET
AND THE STATEMENTS OF OPERATIONS FOR FISCAL YEAR
ENDED DECEMBER 31, 1998 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

[PERIOD-TYPE]                              12-MOS
[FISCAL-YEAR-END]                          DEC-31-1998
[PERIOD-END]                               DEC-31-1998
[CASH]                                          93,970
[SECURITIES]                                         0
[RECEIVABLES]                                  183,605
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                               609,674
[PP&E]                                         369,667
[DEPRECIATION]                                  86,354
[TOTAL-ASSETS]                                 905,608
[CURRENT-LIABILITIES]                          434,129
[BONDS]                                              0
[COMMON]                                         3,864
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[OTHER-SE]                                    <379,892>
[TOTAL-LIABILITY-AND-EQUITY]                   905,608
[SALES]                                      1,325,905
[TOTAL-REVENUES]                             1,324,216
[CGS]                                          118,087
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                            12,763,959
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                              17,242
[INCOME-PRETAX]                            <11,539,379>
[INCOME-TAX]                               <11,539,379>
[INCOME-CONTINUING]                        <11,539,379>
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                               <11,539,379>
[EPS-BASIC]                                    <0.55>
[EPS-DILUTED]                                        0